UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Janus International Group, Inc.
(Name of registrant as specified in its charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Fellow Shareholders,
We are pleased to invite you to attend our 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Janus International Group, Inc. (“Janus” or the “Company”) to be held on June 15, 2026, at 2:00 p.m. prevailing Eastern Time. This year the Annual Meeting will be conducted virtually, via live audio webcast. You will be able to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/JBI2026. You will be able to submit questions and vote your shares electronically during the Annual Meeting by logging in using the 16-digit control number included on your proxy card or on the voting instruction form accompanying these proxy materials. The accompanying proxy statement provides information about the matters we will ask you to consider at the Annual Meeting, which are:
1.
to elect three nominees (Paul Vasington, Jeannine Lane, and Eileen M. Youds) to serve as Class II directors, each for a two-year term until the 2028 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending January 2, 2027;
3.	to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement; and
4.	to transact other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.
Our Board of Directors (the “Board”) has set the record date as April 22, 2026. Only shareholders that owned shares of the Company’s common stock at the close of business on that day are entitled to notice of and may vote at this meeting or any adjournment of the Annual Meeting. A list of the Company’s shareholders of record will be available at our corporate headquarters located at 135 Janus International Blvd., Temple, Georgia 30179, Attn: General Counsel and on the date of the Annual Meeting, on the virtual platform for the Annual Meeting at www.virtualshareholdermeeting.com/JBI2026.
We plan to mail a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials, how to vote online, and how to obtain a paper copy of the proxy materials, on or about April 24, 2026.
Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote. You may vote by proxy over the Internet, by telephone, or by mail by following the instructions on the proxy card. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.
Sincerely,

ROGER FRADIN	RAMEY JACKSON

Chair	Chief Executive Officer and Director

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS
The 2026 Annual Meeting of Janus International Group, Inc. will be held via the internet at www.virtualshareholdermeeting.com/JBI2026 on June 15, 2026, at 2:00 p.m. prevailing Eastern Time for the following purposes:
1.
to elect three nominees (Paul Vasington, Jeannine Lane, and Eileen M. Youds) to serve as Class II directors, each for a two-year term until the 2028 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending January 2, 2027;
3.	to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement; and
4.	to transact other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.
A list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder for any purpose relevant to the Annual Meeting during ordinary business hours no later than ten days prior to June 15, 2026, at 135 Janus International Blvd., Temple, Georgia 30179, Attn: General Counsel and on the date of the Annual Meeting, on the virtual platform for the Annual Meeting at www.virtualshareholdermeeting.com/JBI2026.
We plan to mail a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials, how to vote online, and how to obtain a paper copy of the proxy materials, on or about April 24, 2026.
By Order of the Board of Directors,

Elliot Kahler
General Counsel and Corporate Secretary

PROXY STATEMENT SUMMARY
Below are highlights of certain information in this proxy statement (this “Proxy Statement”). As it is only a summary, it may not contain all of the information that is important to you. For more complete information, please refer to the complete Proxy Statement and Janus’s 2025 Annual Report before you vote. References to “Janus,” the “Company,” “we,” “us” or “our” refer to Janus International Group, Inc.
2026 Annual Meeting of Shareholders

Date and Time:	June 15, 2026, 2:00 p.m. ET
Place:	Via the internet at www.virtualshareholdermeeting.com/JBI2026
Record Date:	April 22, 2026
Voting:
Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each Class II director nominee and one vote for each of the other proposals to be voted on.

Admission:	To enter the Annual Meeting via www.virtualshareholdermeeting.com/JBI2026, you will need the 16-digit control number provided in your proxy materials.

The deadline for voting via the internet or by telephone is 11:59 p.m. ET on June 14, 2026. If you vote by mail, your proxy card must be received before the Annual Meeting.
Beneficial owners who own shares through a bank, brokerage firm, or similar organization can vote by returning the voting instruction form, or by following the instructions for voting via the internet or by telephone, as provided by the bank, brokerage firm, or similar organization. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all of your shares.
If you are a shareholder of record or a beneficial owner, you may choose to vote at the Annual Meeting. Even if you plan to attend our Annual Meeting, please cast your vote as soon as possible. For more information on voting your shares, please see the section titled “Commonly Asked Questions and Answers About the Annual Meeting.”
Electronic Delivery of Proxy Materials
As permitted under SEC rules, we are mailing a Notice of Internet Availability of Proxy Materials instead of a paper copy of these proxy materials. We believe that this process expedites receipt of our proxy materials by shareholders, while lowering the costs and reducing the environmental impact of the Annual Meeting. All shareholders will have the ability to access the proxy materials over the internet and to request a paper copy by mail or an electronic copy by e-mail by following the instructions in the notice. Shareholders who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice of Internet Availability.
About Janus
Headquartered in Temple, Georgia, Janus is a leading global manufacturer, supplier, and provider of turn-key self-storage, commercial, and industrial building solutions including: roll up and swing doors, hallway systems, single- and multi-story steel buildings, building components, relocatable storage “MASS” (Moveable Additional Storage Structures) units, facility and door automation technologies, and trucking terminal renovation, construction, remodeling, and maintenance services. We are highly integrated with customers at every phase of a project, including facility planning/design, construction, access control, and the restoration, rebuilding, and replacement (“R3”) of self-storage facilities.
Earlier this year, we were pleased to announce our acquisition of Kiwi II Construction (“Kiwi II”), a premier self-storage building provider, well-respected within the industry for their high-quality services and engineering prowess. Kiwi II is highly complementary to our business and expands and strengthens Janus’s exterior solutions offering and design-build capabilities.
Our common stock is listed and traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “JBI.”

Voting Matters and Board Recommendations

	Voting Matters	Board Recommendations	Page Reference
Proposal 1.	Election of Directors	FOR Each Class II Director Nominee	12
Proposal 2.	Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR	33
Proposal 3.	To Approve, on a Non-Binding, Advisory Basis, the Compensation of our Named Executive Officers	FOR	37

Our Board of Directors

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated	Independent
Ramey Jackson	I	53	Chief Executive Officer and Director	2021	2028		No
Xavier Gutierrez	I	52	Director	2021	2028		Yes
Heather Harding	I	57	Director	2022	2028		Yes
Paul Vasington	II	60	Director	2026	2026	2028	Yes
Jeannine Lane	II	65	Director	2026	2026	2028	Yes
Eileen M. Youds	II	68	Director	2023	2026	2028	Yes
Roger Fradin	III	72	Chair of the Board	2021	2027		Yes
Tony Byerly	III	59	Director	2023	2027		Yes
Joseph F. Hanna	III	63	Director	2023	2027		Yes

Corporate Governance Highlights
We are committed to strong corporate governance practices and policies, as described below, that support effective Board leadership and prudent management practices.
•	Robust risk oversight by the full Board and its committees.
•	Annual review of key Committee charters and Corporate Governance Guidelines. The charters of each of these committees can be viewed on Janus’s investor website.
•	Independent Audit, Compensation, and Nominating and Corporate Governance Committees.
•	Established an Innovation and Technology Committee that oversees the Company’s overall strategic direction and investment in technology initiatives.
•	Annual Board and Committee self-evaluations.
•	Limits on memberships on other public company boards of directors.
•	Eliminated supermajority vote requirements for shareholders to amend certain provisions of our certificate of incorporation and bylaws and to remove directors.
•	Declassifying our Board by the 2028 annual meeting of shareholders.
•	Active recruitment of qualified director candidates.
•	Oversight of our Code of Ethics.
•	Policy concerning ongoing educational resources and opportunities related to fiduciary duties and other matters.
•	Insider Trading Policy applicable to directors, executive officers, and other Company individuals, including prohibitions against short sales, hedging, margin accounts, and pledging.

•
Clawback Policy provides for the recoupment of certain executive compensation in the event that the Company is required to prepare an accounting restatement of its financial statements due to material noncompliance with any financial reporting requirement under the securities laws.

•	Separation of roles of Chair of the Board (the “Chair”) and CEO.
•	Eight of our nine directors are independent, including our Chair.
•	Proposed annual advisory vote to approve executive compensation.
•	Director participation in Board and committee meetings from which they were not recused during 2025 for all incumbent directors was 75% or more.
•	No poison pill.
•	Whistleblowing procedures and strict non-retaliation policy.
•	Meaningful stock ownership guidelines for directors and executives.
Executive Compensation Preview
The “Executive and Director Compensation” section of this Proxy Statement provides a discussion of our executive compensation philosophy and the pay programs applicable to our named executive officers. Our compensation program design links compensation to the performance of our business and rewards fiscal year results through our annual incentive plan and long-term performance with equity awards.
Our Named Executive Officers
Our leadership team during the year ended January 3, 2026 (“fiscal year 2025” or “fiscal 2025”) included the following named executive officers:

Name	Position
Ramey Jackson	Chief Executive Officer
Anselm Wong	Executive Vice President and Chief Financial Officer
Morgan Hodges	Executive Vice President
Vic Nettie	Executive Vice President, Corporate Operations
Elliot Kahler	General Counsel and Corporate Secretary

Forward-Looking Statements
This Proxy Statement and the cover letter contain “forward-looking statements” regarding expectations about future business and financial results, which speak only as of the date of this Proxy Statement. Although we believe that the forward-looking statements contained in this Proxy Statement are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, those described under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended January 3, 2026, filed with the SEC on March 4, 2026. You are cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance, and actual results, developments, and business decisions may differ from those contemplated by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this Proxy Statement, and we caution investors not to place undue reliance on any such forward-looking statements.
The information on our website and the materials available through it are not incorporated by reference into this Proxy Statement.

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q:	Why did I receive the materials?
The Board of the Company is soliciting your proxy to vote at our Annual Meeting (or at any postponement or adjournment of the Annual Meeting). Shareholders who own shares of our common stock as of the record date, April 22, 2026 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about the Company.
Householding. The Securities and Exchange Commission’s (“SEC”) rules permit us to print an individual’s multiple accounts on a single set of annual meeting materials. To take advantage of this opportunity, we have summarized on one set of annual meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted shareholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the annual meeting materials, as requested, to any shareholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the annual meeting materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A number of brokerage firms have instituted householding. They will have their own procedures for shareholders who wish to receive individual copies of the proxy materials.
Q:	Who will be entitled to vote?
Shareholders who own shares of our common stock as of the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, there were 136,392,459 shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.
Q:	What will I be voting on?
You will be voting on:
1.
the election of three nominees (Paul Vasington, Jeannine Lane, and Eileen M. Youds) to serve as Class II directors, each for a two-year term until the 2028 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending January 2, 2027;
3.	the approval, on a non-binding, advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement; and
4.	any other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.
Q:	How does the Board recommend I vote on these matters?
The Board recommends you vote:
1.	FOR the election of Paul Vasington, Jeannine Lane, and Eileen M. Youds as Class II directors;
2.	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending January 2, 2027; and
3.	FOR the non-binding, advisory approval of executive compensation.
Q:	How do I cast my vote?
Beneficial Shareholders. If you hold your shares through a broker, trustee, or other nominee, you are a beneficial shareholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial shareholder.

Registered Shareholders. If you hold shares in your own name, you are a registered shareholder and may vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/JBI2026. You will need to log in by entering your unique 16-digit control number included on your proxy card or on the instructions that accompany your proxy materials. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Annual Meeting in the following ways:
1.	via the Internet at www.proxyvote.com, including by scanning the QR code provided on the Notice or proxy card with your mobile device;
2.	by phone by calling 1-800-690-6903; or
3.	by signing and returning a proxy card.
Proxies submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 14, 2026. If you vote by mail, your proxy card must be received before the Annual Meeting.
Q:	What happens if I do not vote?
Beneficial Shareholders. If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested), executive compensation (including any advisory shareholder votes on executive compensation and on the frequency of shareholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Proposals 1 and 3 are considered to be “non-routine” under NYSE rules such that your broker, bank, or other agent cannot vote your shares on those proposals in the absence of your voting instructions. Conversely, Proposal 2 is considered to be “routine” under NYSE rules and thus if you do not return voting instructions to your broker, your shares may be voted by your broker in its discretion on Proposal 2.
Registered Shareholders. If you are a shareholder of record and do not submit a proxy by completing and delivering your proxy card or through the internet or telephone, and do not vote virtually at the Annual Meeting, your shares will not be voted.
Q:	Can I access the proxy materials electronically?
Yes. Our proxy materials are available at https://ir.janusintl.com. In addition, instead of receiving future copies of our proxy statement and annual reports by mail, shareholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. If you would like to instruct us to send electronic copies of our proxy materials, you should follow the instructions available at www.proxyvote.com. Your election to receive future proxy materials by email will remain in effect until you revoke it.
Q:	How may I change or revoke my proxy?
Beneficial Shareholders. Beneficial shareholders should contact their broker, trustee, or nominee for instructions on how to change their proxy vote.
Registered Shareholders. Registered shareholders may change a properly executed proxy at any time before its exercise:
1.	via the Internet at www.proxyvote.com, including by scanning the QR code provided on the Notice or proxy card with your mobile device;
2.	by phone by calling 1-800-690-6903;
3.	by signing and returning a new proxy card; or
4.	by voting at the virtual Annual Meeting.

Q:	How can I attend the virtual Annual Meeting?
The Annual Meeting is being held as a virtual only meeting this year.
If you are a shareholder of record as of the Record Date, you may attend, vote, and ask questions virtually at the Annual Meeting by logging in at www.virtualshareholdermeeting.com/JBI2026 and entering your 16-digit control number. This number is included in your proxy card.
If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the proxy materials were forwarded to you by your broker, bank, or other nominee, who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting.
If you are a shareholder as of the Record Date and have logged in using your 16-digit control number, you may type questions into the dialog box provided at any point during the Annual Meeting (until the floor is closed to questions). The audio broadcast of the Annual Meeting will be archived at www.virtualshareholdermeeting.com/JBI2026 for at least one year.
If you are not a shareholder as of the Record Date or do not log in using your 16-digit control number, you may still listen to the Annual Meeting, but will not be able to ask questions or vote at the Annual Meeting.
Q:	Why is the Annual Meeting virtual only?
We are excited to embrace the latest technology to provide ease of access, real-time communication, and cost savings for the Company and its shareholders. Hosting a virtual meeting makes it easy for the Company and its shareholders to participate from any location around the world.
Q:	What is the voting requirement to approve each of the proposals, and how are the votes counted?
PROPOSAL 1 – ELECTION OF DIRECTORS
A plurality of the votes cast by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the three nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Withhold votes and broker non-votes will not impact the election of the nominees.
PROPOSAL 2 – RATIFICATION OF AUDITORS
A majority of the votes cast is required to approve the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2026. Abstentions will have no effect on this proposal. We do not expect there to be any broker non-votes with respect to the ratification of the appointment of KPMG LLP. Any broker non-votes will have no effect on this proposal.
PROPOSAL 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
A majority of the votes cast is required to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. Abstentions and broker non-votes will have no effect on this proposal.
Q:	What is the quorum requirement?
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding at least a majority in voting power of the issued and outstanding shares are virtually present at the Annual Meeting or represented by proxy. On the Record Date, there were 136,392,459 shares outstanding and entitled to vote. Thus, the holders of 68,196,230 shares must be virtually present or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank, or other nominee) or if you vote online during the Annual Meeting. Proxies marked “Abstain” as well as broker non-votes will also be counted towards the quorum requirement. If there is no quorum, the chair of the meeting or, by a majority in voting power thereof, the shareholders present (either virtually present or by proxy) at the Annual Meeting, may adjourn the Annual Meeting to another date.
Q:	When will the results of the vote be announced?
The preliminary voting results will be announced at the virtual Annual Meeting. The final voting results will be published in a Current Report on Form 8-K that we intend to file with the SEC within four business days of the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.
Q:	What is the deadline for submitting a shareholder proposal or director nomination for the 2027 Annual Meeting?
Shareholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the Company’s annual meeting of shareholders to be held in 2027, must be received by the Company at our principal executive offices at 135 Janus International Blvd., Temple, GA 30179, Attn: Corporate Secretary no later than December 25, 2026. Shareholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in 2027 (but not include it in the Company’s proxy materials) must provide timely notice in proper written form of such proposal to the Corporate Secretary at the Company’s principal executive offices no later than the close of business on March 17, 2027 and not earlier than the close of business on February 15, 2027, assuming the Company does not change the date of the 2027 annual meeting of shareholders by more than 30 days before or 70 days following the anniversary of the 2026 Annual Meeting. If so, the Company will release an updated time frame for shareholder proposals. Any shareholder proposal or director nomination must comply with the other provisions of the Company’s Amended and Restated Bylaws (our “Bylaws”) and be submitted in writing to the Corporate Secretary at the Company’s principal executive offices.
In addition to satisfying the foregoing requirements under our Bylaws, including advance notice of director nominations, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act no later than April 16, 2027. Such notice may be mailed to our Corporate Secretary at the address above.
Q:	What happens if there are technical difficulties during the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting, voting at the Annual Meeting, or submitting questions at the Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the www.virtualshareholdermeeting.com/JBI2026 login page.
In the event of technical difficulties with the Annual Meeting, we expect that an announcement will be made on www.virtualshareholdermeeting.com/JBI2026. If necessary, the announcement will provide updated information regarding the date, time, and location of the Annual Meeting. Any updated information regarding the annual meeting will also be posted on our Investors website at https://ir.janusintl.com.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
We are committed to strong corporate governance policies, practices, and procedures designed to ensure that our Board of Directors effectively exercises its oversight role. Our Board oversees management performance on behalf of shareholders to ensure that the long-term interests of shareholders are being served, to monitor our standards and policies, and to promote the exercise of responsible corporate citizenship. Our Board values and considers the feedback received from our shareholders.
The Board of Directors
Our business and affairs are managed under the direction of our Board, which is currently composed of nine directors. Our third amended and restated certificate of incorporation (our “Certificate”) provides that the authorized number of directors may be changed only by resolution of our Board. In addition, our Certificate currently provides that our directors may be removed only for cause upon the affirmative vote of the holders of at least a majority of the total voting power of the then-outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class. However, beginning with the 2028 annual meeting of shareholders, our directors may be removed, with or without cause, upon the affirmative vote of the holders of at least a majority of the total voting power of the then-outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class. Our Certificate also provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly created directorship on the Board that results from an increase in the number of directors and any vacancies on the Board will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director.
Classified Board and Phase Out
Currently, we have a classified board, which is intended to provide better continuity of leadership at the Board level during our early years of operation as a publicly traded company, versus annually elected directors. At the 2025 annual meeting of shareholders, we recommended, and shareholders approved, phasing out our classified board structure by the 2028 annual meeting of shareholders. As a result, our Certificate provides that until the 2028 annual meeting of shareholders, our Board will be divided into three classes of directors, with each class consisting, as nearly equal in number as possible, of one-third the total number of directors. The directors designated as Class I directors have terms expiring at the 2028 annual meeting of shareholders; the directors designated as Class II directors have terms expiring at this Annual Meeting; and the directors designated as Class III directors have terms expiring at the 2027 annual meeting of shareholders. Therefore, directors elected to succeed our Class II directors will be elected for a two-year term at the Annual Meeting and directors elected to succeed our Class III directors will be elected for a one-year term at the 2027 annual meeting of shareholders. Beginning at the 2028 annual meeting of shareholders, and at all annual shareholder meetings thereafter, all of our directors will stand for election each year for annual terms, and our Board will no longer be divided into three classes.
Board Culture
Our Board is fully engaged, provides informed and meaningful guidance and feedback, and maintains an open dialogue with management based on a clear understanding of our strategic plans. At each Board meeting, we review components of our long-term strategy with our directors and engage in constructive dialogue, which our leadership team embraces. Our directors have access to our officers and employees to address questions, comments, or concerns. Additionally, the Board and its committees have the power to hire independent legal, financial, or other advisors without approval from, or consultation with, Janus management.
Our Board also takes an active role in ensuring we embrace “best practices” in corporate governance. The partnership and oversight of a strong and multi-faceted Board with varied perspectives rooted in deep experience in global business, finance, operations, and strategy are essential to creating long-term shareholder value.

Board Membership
The following table sets forth, as of April 22, 2026, the director’s name, class, age, and other information for each member of our Board:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated	Independent
Ramey Jackson	I	53	Chief Executive Officer and Director	2021	2028		No
Xavier Gutierrez	I	52	Director	2021	2028		Yes
Heather Harding	I	57	Director	2022	2028		Yes
Paul Vasington	II	60	Director	2026	2026	2028	Yes
Jeannine Lane	II	65	Director	2026	2026	2028	Yes
Eileen M. Youds	II	68	Director	2023	2026	2028	Yes
Roger Fradin	III	72	Chair of the Board	2021	2027		Yes
Tony Byerly	III	59	Director	2023	2027		Yes
Joseph F. Hanna	III	63	Director	2023	2027		Yes

Director Qualifications and Skills
We believe that in order for our Board to effectively guide us to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our shareholders, we seek to have a Board, as a whole, that is competent in key corporate disciplines, including accounting and financial acumen, business judgment, crisis management, governance, leadership, people management, risk management, reputational issues, strategy, and strategic planning. Additionally, we desire that the Board have specific knowledge related to our industry, such as expertise in manufacturing, self-storage, commercial and industrial building solutions, access controls, and related automation technologies. The Nominating and Corporate Governance Committee believes that all directors must, at a minimum, meet the criteria set forth in the Company’s Code of Ethics and in the Corporate Governance Guidelines, which specify, among other things, that the Nominating and Corporate Governance Committee will consider criteria such as qualifications, qualities, skills, and other expertise in the context of the needs of the Board. In addressing issues of board composition, the Nominating and Corporate Governance Committee considers the extent to which a nominee will contribute to an appropriately varied Board with respect to background, experience, expertise, perspective, and personal attributes. The Nominating and Corporate Governance Committee believes that a variety of backgrounds and viewpoints is a key attribute for a director nominee. When considering the selection of director nominees, the Nominating and Corporate Governance Committee considers individuals with a variety of viewpoints, accomplishments, background, professional expertise, personal attributes, skills, and geographic representation, that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our shareholders. The Nominating and Corporate Governance Committee also will consider a combination of factors for each director, including some or all of the following:
•	the nominee’s ability to represent all shareholders without a conflict of interest,
•
the nominee’s ability to work in and promote a productive environment and corporate culture that promotes compliance with legal and regulatory requirements and the ethical conduct of the Company’s business,

•	whether the nominee has sufficient time, capacity, and willingness to fulfill the substantial duties and responsibilities of a director,
•	whether the nominee has demonstrated the high level of character, ethics, and integrity expected by the Company,
•	whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly traded company,
•	the nominee’s ability to apply sound and independent business judgment,

•	the attributes of the nominee, such as differences in background, qualifications, and personal characteristics, and
•	other attributes that the Nominating and Corporate Governance Committee may consider in its judgment.
The Nominating and Corporate Governance Committee has determined that all of our directors meet the criteria and qualifications set forth in the Company’s Code of Ethics, the Company’s Corporate Governance Guidelines, and the criteria set forth above for director nominees. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our shareholders, including accountability, ethical leadership, governance, integrity, risk management, and sound business judgment. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and social realities of the environment in which we operate, the independence and high-performance standards necessary to fulfill the Board’s oversight function, and the professionalism to interface openly and constructively with other directors. Finally, the director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify each individual to serve on the Board. These collective qualities, skills, experiences, and attributes are essential to our Board’s ability to exercise its oversight function for the Company and its shareholders, and guide the long-term sustainable, dependable performance of the Company.
Communications with the Board
The Nominating and Corporate Governance Committee will consider shareholder nominations for membership on the Board. Please see the “Proposal 1 - Election of Directors - Communications by Shareholders and Other Interested Parties with the Board” section of this Proxy Statement for additional information.
Vacancies on the Board
When filling a vacancy on the Board, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new director and nominates individuals who it believes can strengthen the Board’s capabilities and further expand the collective experience represented by the then-current directors. The Nominating and Corporate Governance Committee may engage third parties to assist in the search and provide recommendations. Directors and shareholders are permitted to recommend candidates for the position. The candidates are then evaluated based on the process outlined in our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee charter, and the same process is used for all candidates, including candidates recommended by shareholders.

Director Skills
The table below is a summary of the range of qualifications and skills that each director brings to the Board. The table does not include all of the qualifications that each director offers, and the fact that a particular experience, skill, or qualification is not checked for a specific director does not mean that the director does not possess it.

DIRECTOR SKILLS MATRIX

	Roger Fradin	Ramey Jackson	Paul Vasington	Jeannine Lane	Eileen Youds	Xavier Gutierrez	Joe Hanna	Tony Byerly	Heather Harding
Accounting/Financial Reporting			x	x	x	x			x
Business Operations	x	x	x	x	x	x	x	x	x
Corporate Governance	x	x	x	x	x	x	x	x	x
Environmental/Social Responsibility	x	x	x	x	x	x		x	
Financial Literacy/Expertise	x	x	x	x	x	x	x	x	x
Government/Regulatory	x		x	x		x	x		x
Human Capital Management	x	x	x	x	x	x	x	x	
Independence	x		x	x	x	x	x	x	x
Self-Storage Industry Knowledge		x							
International Business	x	x	x	x	x			x	x
Investor Relations Management	x	x	x	x		x	x		x
Mergers & Acquisitions	x	x	x	x	x	x	x	x	x
Public Company Executive Experience	x	x	x	x	x		x	x	x
Recent Public Company Board Experience	x	x			x	x	x	x	x
Risk Management	x	x	x	x	x	x	x	x	x
Technology	x				x	x	x	x	
Cybersecurity					x	x

PROPOSAL 1 - ELECTION OF DIRECTORS
Our Board recommends that the nominees below be elected as members of the Board at the Annual Meeting.

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Paul Vasington	II	60	Director	2026	2026	2028
Jeannine Lane	II	65	Director	2026	2026	2028
Eileen M. Youds	II	68	Director	2023	2026	2028

Each nominee was recommended for election by the Nominating and Corporate Governance Committee for consideration by the Board and our shareholders. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.
Class II Director Nominees to Serve for a Two-Year Term Expiring at the 2028 Annual Meeting
Paul Vasington has served as a director of the Company since March 2026. Mr. Vasington most recently served as Executive Vice President and Chief Financial Officer of Sensata Technologies Holding PLC (NYSE: ST) from 2014 to 2023. In his prior role, Mr. Vasington was a member of the senior management team responsible for developing Sensata’s long-term business and financial strategy, providing leadership, oversight and execution in delivering the same. Mr. Vasington was primarily responsible for Sensata’s global finance, accounting, tax, treasury, and investor relations activities, SEC compliance, and the effectiveness of Sensata’s internal control environment. Mr. Vasington was also responsible for leadership and oversight of Sensata’s global shared service activities, Sensata’s capital allocation strategy, capital markets transactions, and the design and implementation of Sensata’s management operating system to support the company’s strategic, operational and financial goals. Prior to his role at Sensata, Mr. Vasington worked for Honeywell International Inc. (Nasdaq: HON), or Honeywell from 2004 to 2014. He served as Vice President and Chief Financial Officer of Honeywell Aerospace from 2012 to 2014. Previously, he served as Vice President and Chief Financial Officer of Honeywell Performance Materials and Technologies from 2009 to 2012 and as Vice President and Chief Financial Officer of Honeywell Security from 2006 to 2009. Prior to joining Honeywell, Mr. Vasington held finance leadership roles at Crane Co. (NYSE: CR) and Fortune Brands Innovations, Inc. (NYSE: FBIN). Mr. Vasington began his career at PricewaterhouseCoopers, during which period he earned his license as a Certified Public Accountant. Mr. Vasington holds a degree in Finance from the University of Connecticut.
We determined that Mr. Vasington’s extensive public company executive experience, financial experience, including formerly serving as the Chief Financial Officer of a publicly traded company, and the attributes that make him eligible to serve as an “audit committee financial expert,” qualify him to serve as a director on the Board of Directors.
Jeannine Lane has served as a director of the Company since March 2026. Ms. Lane currently serves as Executive Vice President, General Counsel and Corporate Secretary of Resideo Technologies, Inc (NYSE: REZI), where she has worked since 2018. In her role at Resideo, Ms. Lane has primary global responsibility for all legal, health, safety and environmental, risk, integrity and compliance, litigation, trade compliance, board governance and corporate responsibility functions. Ms. Lane has over 35 years of experience in both large global operations and in start-up/growth environments and is an experienced leadership member and advisor with diverse experience in global industrial manufacturing, consumer products, software, and wholesale distribution industries. Ms. Lane also oversaw numerous transformational acquisitions and integrations at Honeywell International Inc. (Nasdaq: HON), or Honeywell, and Resideo. Before serving in her current role at Resideo, Ms. Lane was the Vice President and General Counsel of Honeywell Homes. Ms. Lane has previously served as the Vice President and General Counsel of Honeywell Security and Fire from 2015 to 2017, Honeywell Fire Business and Honeywell Safety Business from 2014 to 2015, Honeywell Life Safety Business from 2013 to 2014 and Honeywell Security from 2004 to 2013. Prior to her time at Honeywell, Ms. Lane served as the Vice President and General Counsel of Prestone Products Corporation, an automotive consumer car care company. Ms. Lane holds a bachelor’s degree in English and Political Science from SUNY University at Albany and a Juris Doctorate from Union University Albany Law School.

We determined that Ms. Lane’s extensive public company executive experience with similar companies and extensive experience in the manufacturing and technology industries qualifies her to serve as a director on the Board of Directors.
Eileen M. Youds has served as a director of the Company since December 2023. Ms. Youds most recently served as Chief Technology Officer of Portfolio Companies, Operating Principal of Global Infrastructure Partners (GIP), an independent infrastructure private equity company that invests in high quality assets in the energy, transport, and water/waste sectors, where she worked from December 2012 to December 2023. Prior to GIP, Ms. Youds was in manufacturing, human resources, and defense contracting, serving in leadership roles as President, GM, and COO. Ms. Youds has extensive expertise in process and productivity improvement, technology, manufacturing, engineering, and education. Ms. Youds also serves on the boards of a range of corporate, educational and civic organizations, including Stellar Industries, the University of Northern Iowa, and the University of St. Thomas. She has over 30 years of senior leadership and technology experience and has held positions of increasing responsibility in multi-billion dollar companies, including Pearson Vue and Honeywell. Ms. Youds holds a MEP (Management Executive Program) from the Carlson School of Management, University of Minnesota, a M.A. in Mathematics/Computer Science and a B.A. in Chemistry/Mathematics from the University of Northern Iowa.
We determined that Ms. Youds’s extensive business experience, including with respect to information technology and cybersecurity and her service on other boards of directors qualifies her to serve as a director on the Board of Directors.
Continuing Directors
Ramey Jackson has served as a director and the Chief Executive Officer of the Company since the effective time of our business combination in June 2021, extending his previous appointment as Chief Executive Officer of Janus International Group, LLC, effective August 2019. Mr. Jackson has been with Janus for over 20 years, having joined the company in 2002 as Vice President of Sales when Janus was founded. Prior to Janus, Mr. Jackson was a sales executive for Doors and Building Components, Inc. and prior to that, a sales and marketing executive with Atlas Door and GA Power.
We determined that Mr. Jackson’s extensive self-storage and commercial industry knowledge and his expertise in sales, marketing, and business development qualifies him to serve as a director on the Board of Directors.
Xavier A. Gutierrez has served as a director of the Company since the effective time of our business combination in June 2021. Mr. Gutierrez is Chairman & CEO of ImpactX Sports Group, LLC, a private investment, operating, and strategic advisory firm focused on the global sports industry, positions he has held since April 2024. Previously, he served as CEO of the Arizona Coyotes NHL franchise from 2020 to 2024. In addition to serving as the first Latino CEO in the history of the National Hockey League, Mr. Gutierrez is one of the only real estate executives and private equity investors to have led a major professional sports franchise. During his 30-year career, Mr. Gutierrez has served as an investor, principal, and dealmaker at a wide array of organizations, including Clearlake Capital Group, The Meruelo Group, Phoenix Realty Group, Latham & Watkins, Lehman Brothers, and the NFL. Mr. Gutierrez currently serves on the boards of Trinitas Capital Management, Aspen Institute Latinos in Society Program, the Hispanic Scholarship Fund, the Stanford Alumni Association, and SUMA Wealth. In 2024, Mr. Gutierrez co-founded LiS: Latinos in Sports, a multi-strategy platform to promote and support the impact of Latinos to the global sports industry. Mr. Gutierrez has previously served as a voting member of the U.S. Securities and Exchange Commission Advisory Committee on Small and Emerging Companies and previously served on the board of directors of several organizations, including the Commercial Bank of California, Sizmek, Inc. (formerly Nasdaq: SZMK), the Arizona Community Foundation, the California Community Foundation, and the US Hispanic Chamber of Commerce. Mr. Gutierrez graduated cum laude from Harvard University, where he received a Bachelor of Arts in Government. He received his Doctor of Jurisprudence from Stanford Law School.
We determined that Mr. Gutierrez’s expertise in strategic planning and business operations and extensive experience in executive management, including service on other board of director committees, qualifies him to serve as a director on the Board of Directors.
Heather Harding has served as a director of the Company since July 2022. Previously, Ms. Harding served as Chief Financial Officer of Luxfer Holdings PLC (NYSE: LXFR) from January 2018 until March 2022, and also served as its Advisor. Over her 25-year career, Ms. Harding has held finance leadership roles of increasing responsibility in global industrial companies. Prior to Luxfer, she served as Vice President, Finance, for Eaton

Lighting, a business unit of Eaton Corporation (NYSE: ETN). Prior to that, she was Vice President, Finance, for various operating units within Cooper Industries and Emerson Electric Co. (NYSE: EMR). Ms. Harding currently serves on the board of directors of J.M. Huber Corporation and Tate & Lyle PLC. A Certified Public Accountant, Ms. Harding received a Bachelor of Science in Accounting from Southern Illinois University at Carbondale.
We determined that Ms. Harding’s extensive management and financial experience, including formerly serving as the Chief Financial Officer of a publicly traded company, and the attributes that make her eligible to serve as an “audit committee financial expert,” qualify her to serve as a director on the Board of Directors.
Tony Byerly has served as a director of the Company since December 2023. Mr. Byerly currently serves as Global President of Securitas Technology, Securitas AB, and Chief Executive Officer of Securitas Technology Corporation, a division of Securitas AB (STO: SECU-B) where he has worked since 2016. Mr. Byerly has over 30 years of senior leadership and security experience and has held positions of increasing responsibility in global security companies. Before serving in his current role at Securitas Technology, Byerly was the Executive Vice President of Global Security for Diebold Incorporated where he led global strategy efforts and the successful divestiture of the North America business to Securitas in 2016. Prior to that, Mr. Byerly served as President and Chief Operating Officer at Stanley Security as part of Stanley Black & Decker. Mr. Byerly received a Bachelor of Arts Degree in Social Science and Business from Eureka College.
We determined that Mr. Byerly’s past leadership experience and extensive experience in a wide array of industries, including in the security and technology industries, qualifies him to serve as a director on the Board of Directors.
Roger Fradin has served as Chair of the Board of Directors since December 2023 and has served as a director of the Company since the effective time of our business combination in June 2021. Mr. Fradin has over 40 years of experience acquiring, building, and leading a diverse set of industrial technology businesses. Mr. Fradin began his career at Pittway Corporation where he held a variety of roles of increasing responsibility, including President and Chief Executive Officer of the Security and Fire Solutions segment, and helped lead an entrepreneurial team which transformed Pittway into a $2 billion world leader in electronic security and fire systems. In 2000, Pittway was acquired by Honeywell International Inc. (NYSE: HON), or Honeywell. Shortly thereafter, Mr. Fradin assumed the role of President and Chief Executive Officer of Honeywell Automation and Control Solutions, or ACS. In this role, Mr. Fradin transformed ACS from a business with $7 billion in sales in 2003 focused predominantly on the U.S. market to a $17 billion in sales (as of 2014) global business leader in the development and manufacture of environmental controls, life safety products, and building and process solutions. From 2000 to 2017, Mr. Fradin oversaw, directed, and integrated the acquisition of 60 companies at Honeywell, aggregating billions of dollars in deal value. Mr. Fradin’s strategy and execution for ACS helped create more than $85 billion of value to Honeywell’s shareholders. During his tenure at Honeywell, Mr. Fradin also served as Vice Chairman of Honeywell where he was responsible for acquisition strategy for all of Honeywell. From February 2018 to November 2024, Mr. Fradin served as Chairman of Resideo Technologies, Inc. (NYSE: REZI), or Resideo, a leading provider of home comfort and security solutions. From September 2024 to February 2025, Mr. Fradin served on the board of CompoSecure, Inc. (Nasdaq: CMPO), or Composecure. In addition to Janus, Mr. Fradin currently sits on the boards of L3Harris Technologies Inc. (NYSE: LHX), Vertiv Holdings Co. (NYSE: VRT), and Resolute Holdings Management, Inc. (Nasdaq: RHLD). Also, Mr. Fradin currently serves as a board observer to CompoSecure and as an advisor to MSC Industrial Direct Co., Inc. (NYSE: MSM), or MSC, Resideo, Crane Harbor Acquisition Corp. (Nasdaq: CHAC) and Crane Harbor Acquisition Corp. II. Mr. Fradin formerly served on the boards of Pitney Bowes Inc. (NYSE: PBI) and GS Acquisition Holdings Corp. (NYSE: GSAH) and several of The Carlyle Group’s, or Carlyle, portfolio companies. Mr. Fradin holds a B.S. and M.B.A. from The Wharton School at the University of Pennsylvania.
We determined that Mr. Fradin’s extensive public company experience, directorship experience with similar companies, and extensive experience in the manufacturing and technology industries qualifies him to serve as a director on the Board of Directors.
Joseph F. Hanna has served as a director of the Company since December 2023. Mr. Hanna currently serves as a director of McGrath RentCorp (Nasdaq: MGRC), a leading business-to-business rental company, having formerly served as its President and Chief Executive Officer from 2017 to April 2026. Before serving as President and Chief Executive Officer at McGrath, Mr. Hanna served as Chief Operating Officer and served in positions of increasing responsibility since 2003. Before joining McGrath, Mr. Hanna held various sales and operational leadership positions at SMC Corporation of America (a subsidiary of SMC Corporation, Tokyo, Japan). Mr. Hanna’s prior experience also includes serving as an officer in the United States Army following his graduation from the U.S. Military Academy, West Point, New York where he received a Bachelor of Science Degree in Electrical Engineering.
We determined that Mr. Hanna’s extensive business, operational, and public company executive and board experience qualifies him to serve as a director on the Board of Directors.
Independence Status
Providing objective, independent judgment is at the core of the Board’s oversight function. Director independence is determined in accordance with the listing standards of the various securities exchanges as well as by the rules and regulations of the SEC. Our Corporate Governance Guidelines provide that a majority of the Board and all of the members of the Audit and Compensation Committees must be independent from management and must meet all of the applicable criteria for independence established by NYSE and the SEC. Our Board makes an annual determination of the independence of each director. No director may be deemed independent unless the Board determines that neither the director nor any of the director’s immediate family members have a material relationship with Janus, directly or as an officer, shareholder or partner of an organization that has a material relationship with Janus.
Our Board has determined that all of our non-employee directors meet the requirements to be independent directors under NYSE listing standards. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that our Board deemed relevant in determining independence, including beneficial ownership of our common stock, and the transactions involving them described in the section entitled “Certain Relationships and Related Party Transactions.”
In addition, our Board has determined that each member of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent and that Audit Committee members as well as Compensation Committee members satisfy the heightened independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
As a result of the above-mentioned determinations, we currently comply with all independence requirements under NYSE listing standards. The above information was derived from the Company’s books and records and responses to questionnaires completed by the directors and officers in connection with the preparation of this Proxy Statement.
Board Meetings and Committees
For the year ended January 3, 2026, our Board held four regular meetings and two special meetings. During 2025, the Audit Committee held four regular meetings and no special meetings, the Nominating and Corporate Governance Committee held four regular meetings and one special meeting, and the Compensation Committee held four regular meetings and no special meetings. In addition, our Corporate Governance Guidelines require that our independent directors meet on a regularly scheduled basis in executive sessions without the CEO or other members of management.
Our directors are expected to attend the annual meeting of shareholders and all or substantially all of the Board meetings and meetings of committees on which they serve as outlined in our Corporate Governance Guidelines. With respect to our 2025 annual meeting of shareholders, all but one member of our Board attended the meeting due to a personal conflict. In 2025, each incumbent director attended at least 75% of the meetings of the Board during such director’s tenure and the total number of meetings held by any of the committees of the Board on which the director served, except for Mr. Fradin who was recused from three Board meetings and one Compensation Committee meeting as a matter of good corporate governance due to a potential conflict of interest related to the purpose of those meetings. Excluding the meetings from which he was recused, Mr. Fradin attended more than 75% of the meetings of the Board and the committees on which he served during 2025.
Our Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition, duties, and responsibilities of these committees are as set forth below. From time to time, our Board may establish other committees, as it deems appropriate, to assist the Board with its responsibilities. On March 5, 2026, the Board established the Innovation and Technology Committee to oversee the Company’s overall strategic direction and investment in technology initiatives, including the use of artificial intelligence (“AI”).

The following table provides membership and meeting information for each of the committees of the Board as of April 22, 2026:

Board Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Innovation and Technology Committee(1)
Ramey Jackson
Roger Fradin (Chair)(2)		X (Chair)		X
Xavier Gutierrez		X
Heather Harding(3)	X (Chair)
Tony Byerly			X	X
Joseph F. Hanna		X
Eileen M. Youds	X		X	X (Chair)
Paul Vasington(4)	X			X
Jeannine Lane(4)			X (Chair)

(1)	The Innovation and Technology Committee was established on March 5, 2026.
(2)
Following Mr. David Doll’s resignation from the Board, Mr. Fradin served on an interim basis on the Audit Committee and as Chair of the Nominating and Corporate Governance Committee from January to March 2026.

(3)	Following Mr. Thomas Szlosek’s resignation from the Board, Ms. Harding was appointed Chair of the Audit Committee in August 2025.
(4)	Appointed to the Board and respective committees in March 2026.
Audit Committee
The Audit Committee is responsible for, among other matters:
1.	appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;
2.	pre-approving audit and permissible non-audit and tax services, and the terms of such services, to be provided by our independent registered public accounting firm;
3.	reviewing our policies on risk assessment and risk oversight;
4.
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

5.	reviewing the adequacy of our internal control over financial reporting;
6.	establishing policies and procedures for the receipt, retention and treatment of accounting-related complaints and concerns;
7.
recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in or attached as exhibits to our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable;

8.	monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
9.	preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement;
10.	reviewing, approving, and overseeing all related party transactions for potential conflict of interest situations and approving all such transactions;
11.	monitoring compliance with the Company’s Code of Ethics;
12.	annually reviewing and reassessing the adequacy of the Audit Committee charter; and
13.	reviewing and discussing with management and our independent registered public accounting firm our earnings releases and scripts.

Our Board has affirmatively determined that Ms. Harding, Mr. Vasington, and Ms. Youds meet the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 of the Exchange Act and the applicable NYSE listing standards. In addition, our Board has determined that Ms. Harding and Mr. Vasington each qualify as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. The written charter for our Audit Committee is available at our corporate website at https://ir.janusintl.com/governance. Our website is not part of this notice and Proxy Statement.
Compensation Committee
The Compensation Committee is responsible for, among other matters:
1.	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;
2.	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining and approving the compensation of our chief executive officer;
3.	reviewing and making recommendations to the Board regarding the compensation of our other executive officers;
4.	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
5.	conducting the independence assessment outlined in NYSE rules with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
6.	establishing the terms of, amending, and overseeing the application of the Company’s policy for clawback, or recoupment, of incentive compensation;
7.	monitoring compliance with our stock ownership guidelines;
8.	assisting the Board in its oversight of human capital management, including corporate culture;
9.	overseeing and administering our compensation and similar plans;
10.	reviewing at least annually and making recommendations to our Board with respect to director compensation and benefits for service;
11.	reviewing and recommending to the Board any employment agreements or severance arrangements or plans for our chief executive officer and other executive officers;
12.	reviewing and recommending to the Board policies and proposals relating to “say-on-pay” votes and the frequency with which the Company will conduct say-on-pay votes;
13.	annually reviewing and reassessing the adequacy of the Compensation Committee charter; and
14.	reviewing and discussing with management the Compensation Discussion and Analysis to be included in our annual proxy statement or Annual Report on Form 10-K.
In discharging its responsibilities, the Compensation Committee has the authority to delegate such responsibilities to one or more subcommittees, so long as the subcommittee is comprised of independent directors and has a written charter. Our Board has affirmatively determined that Messrs. Fradin, Gutierrez, and Hanna meet the definition of “independent director” for purposes of serving on a compensation committee under Rule 10C-1 of the Exchange Act and the applicable NYSE listing standards. The written charter for our Compensation Committee is available at our corporate website at https://ir.janusintl.com/governance. Our website is not part of this notice and Proxy Statement.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for, among other matters:
1.	developing and recommending to our Board criteria for board and committee membership;
2.	identifying and recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;

3.	considering any director candidates recommended by the Company’s shareholders pursuant to the procedures set forth in the Company’s bylaws and described in the Company’s proxy statement;
4.	reviewing the Board’s leadership structure and recommend changes to the Board as appropriate;
5.
reviewing and monitoring the development and implementation of the goals the Company may establish from time to time with respect to its sustainability matters and provide guidance to our Board on such matters;

6.	reviewing and approving, as appropriate, any requests from directors or officers to stand for election to any outside for-profit boards of directors;
7.	developing and recommending to our Board best practices and corporate governance principles;
8.	developing and recommending to our Board a set of corporate governance guidelines;
9.	annually reviewing and reassessing the adequacy of the Nominating and Corporate Governance Committee charter; and
10.	reviewing and recommending to our Board the functions, duties, and compositions of the committees of our Board.
Our Board has affirmatively determined that Ms. Lane, Mr. Byerly, and Ms. Youds are independent within the meaning of the NYSE listing standards and any applicable minimum standards required by the Exchange Act. The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website at https://ir.janusintl.com/governance. Our website is not part of this notice and Proxy Statement.
Innovation and Technology Committee
The Innovation and Technology Committee is responsible for, among other matters:
1.	facilitating the Board’s oversight, review, discussion and understanding of the Company’s major technology and innovation strategies and plans in key areas;
2.
overseeing the Company’s overall strategy and plans for major new products and solutions, summarizing key selling points/differentiation, enabling technologies, financial objectives, and competitive positioning;

3.	overseeing the Company’s investments in technology and software platforms; and
4.	monitoring technological trends that could significantly affect the Company and the businesses in which we operate, including, without limitation, the use of AI across the Company’s operations.
The Innovation and Technology Committee is currently comprised of Ms. Youds and Messrs. Fradin, Byerly, and Vasington. The Board has adopted a written charter for the Innovation and Technology Committee, which is available on our corporate website at https://ir.janusintl.com/governance. Our website is not part of this notice and Proxy Statement.
Board and Committee Self-Evaluations
As part of the Board’s commitment to best corporate governance practices, the Board conducts an annual process to assess the effectiveness of the full Board and the operations of its Committees. The Nominating and Corporate Governance Committee oversees the evaluation of the Board as a whole and its Committees and solicits written and oral feedback from each director during private sessions as to whether the Board is continuing to evolve and to be refreshed in a manner that serves our business and strategic needs. The Nominating and Corporate Governance Committee receives comments from all directors and reports to the Board, identifying areas for improvement in the performance of the Board and its Committees. This year, the self-evaluation process was conducted by the Chair of the Board and the Chairperson of each Committee.
The Nominating and Corporate Governance Committee annually reviews the scope and content of the self-evaluation to ensure it is contemporary, appropriate for the needs of the Company, and that actionable feedback is solicited on the operation and effectiveness of the Board and its Committees. Before recommending the re-nomination of a slate of incumbent directors for an additional term, the Nominating and Corporate Governance Committee evaluate whether incumbent directors possess the requisite skills and perspective, both individually and collectively, to continue to serve our business and strategic needs. This assessment includes members’ qualification as independent, strength of character, judgment, and ability to devote sufficient time to attendance at, and preparation for, Board meetings.
Board Leadership Structure and Role in Risk Oversight
The following section describes our Board leadership structure, the reasons our Board considers that this structure is appropriate at this time, the roles of various positions, and related key governance practices. Our Board believes that the mix of experienced independent and management directors that make up our Board, our Board committee composition, and the separation of the roles of Chair and Chief Executive Officer benefit the Company and its shareholders.
Independence
Our Board has an effective mix of independent and management directors. Our Board includes our Chief Executive Officer and eight independent directors.
Chair and Chief Executive Officer
With respect to the roles of Chair and Chief Executive Officer, the Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board will exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Currently, the roles of Chair and Chief Executive Officer are separated, with Mr. Fradin serving as Chair and Mr. Jackson as Chief Executive Officer. The Board believes that separating the roles of Chair and Chief Executive Officer at this time is the most effective leadership structure because it allows Mr. Jackson to focus on the management of the Company and its day-to-day operations and allows Mr. Fradin to leverage his strong background to provide strategic guidance and effective independent oversight of management.
The Corporate Governance Guidelines provide that at times when the Board has not elected a Chair or the offices of Chair and Chief Executive Officer are combined resulting in the Chair not being independent, it would be beneficial to the Company to designate one of the directors as a lead independent director, and that such designation will be reviewed by the Board from time to time. Given the current separation of the roles of Chair and Chief Executive Officer at this time, the Board has not appointed a lead independent director.
Management Succession
The Nominating and Corporate Governance Committee makes recommendations to the Board on succession planning periodically. The Nominating and Corporate Governance Committee evaluates potential successors to the Chief Executive Officer and other officers, which are subject to approval by the Board. The Chief Executive Officer or other officers will, as applicable, make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.
Insider Trading Policies and Procedures
The Board has adopted an insider trading policy (the “Insider Trading Policy”) that applies to all of the Company’s directors, officers, and employees, as well as certain other designated individuals, and which provides guidelines with respect to transactions in the securities of the Company and its subsidiaries and the handling of confidential information about the Company and the companies with which the Company does business. Among other things, the Insider Trading Policy prohibits engaging in transactions in the Company’s securities if aware of material non-public information and prohibits directors, officers, and certain other employees from buying or selling the Company’s securities during certain periods, except pursuant to an approved trading plan under Rule 10b5-1 of the Exchange Act (“Rule 10b5-1”). In addition, certain individuals, including directors and officers, are required to receive approval from the Company’s Chief Financial Officer prior to engaging in transactions in the Company’s securities, subject to certain exceptions. The Insider Trading Policy and our Guidelines for Rule 10b5-1 Trading Plans also set forth mandatory guidelines that apply to all directors, officers, and employees of the Company who adopt Rule 10b5-1 plans for trading in the Company’s securities, which are intended to ensure compliance with Rule 10b5-1 and to conform to best practices with respect to the design and implementation of Rule 10b5-1 plans.

While the Company has not adopted a formal policy governing transactions by the Company in its securities, the Company will not engage in transactions in Company securities, or adopt any securities repurchase plans, while in possession of material non-public information relating to the Company or its securities other than in compliance with applicable law, subject to the policies and procedures adopted by the Company. The Company currently has a share repurchase program in place. Repurchases may be made through open market purchases made in accordance with the terms of Rule 10b-18.
Hedging Transactions
Pursuant to our Insider Trading Policy, we prohibit our employees, directors, and officers from engaging in hedging transactions, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. Such hedging transactions may permit a director, officer, or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer, or employee may no longer have the same objectives as the Company’s other shareholders. Therefore, any person wishing to enter into such an arrangement must first submit the proposed transaction for approval by the General Counsel. Any request for pre-clearance must be submitted at least two weeks prior to the execution of documents evidencing the proposed transaction and must set forth a justification for the proposed transaction. Additionally, directors, officers, and other employees are prohibited from short-term trading (buying or selling Company securities of the same class during the six months following the purchase or sale in the open market), short-sales, or transactions involving publicly-traded options.
Stock Ownership Guidelines
On August 29, 2023, the Compensation Committee approved stock ownership guidelines for our executive officers and directors, which provide target levels of stock ownership that executive officers and directors must attain. The target ownership level for our Chief Executive Officer is five times his annual base salary; for our named executive officers other than the Chief Executive Officer, the target level is three times their respective base salary; for our other executive officers, the target level is two times their respective base salary; and for our non-employee directors, the target level is three times the annual retainer for service on the Board. Covered persons are expected to achieve their applicable guideline ownership level within five years after becoming subject to the guidelines, and covered persons who have not achieved the applicable guideline ownership level generally will be required to retain at least 50% of the net shares received pursuant to any equity incentive awards granted by the Company.
For purposes of our stock ownership guidelines, the following equity interests generally will be counted towards satisfaction of the applicable guideline ownership level: (i) shares owned directly by the covered person or immediate family members; (ii) shares held in trust for the benefit of the covered person or family members (including any shares held in the Company’s 401(k) plan); (iii) shares underlying unvested, time based restricted stock or RSUs; and (iv) vested deferred stock units or vested PSUs that may only be settled in shares of common stock. Shares subject to unexercised stock options (whether vested or unvested) and unvested PSUs or other performance-based equity awards do not count as qualifying shares for purposes of the stock ownership guidelines.
Risk Oversight
Our Board oversees an enterprise-wide approach to risk oversight, designed to support the achievement of organizational objectives, to improve long-term organizational performance, and to enhance shareholder value. A fundamental part of risk oversight is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. The involvement of our full Board in reviewing our business is an integral aspect of its assessment of the Company’s risk profile and also its determination of what constitutes an appropriate level of risk.
While our full Board has overall responsibility for risk oversight, it has delegated primary oversight of certain risks to its committees. Our Audit Committee oversees our Enterprise Risk Management (“ERM”) program on behalf of our Board. Among its other responsibilities, it monitors our major financial, operational, and cybersecurity risk exposures, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements and management provides our Audit Committee with periodic reports on our compliance programs. Our Compensation Committee oversees the design and implementation of our compensation policies and programs and monitors the incentives created by these policies and programs to determine whether they encourage excessive risk-taking. Our Compensation Committee also assesses the relationship between risk management policies and practices and compensation, and evaluates compensation policies and practices that could mitigate any such risk. Our Nominating and Corporate Governance Committee oversees our major corporate governance risks, including evaluating the appropriate balance between risks and rewards. Our Innovation and Technology Committee considers risks related to the Company’s overall technology and innovation strategies and its product technology program.
Enterprise Risk Management Program
In connection with its reviews of the operations of our business, our full Board addresses the primary risks associated with our business, such as strategic planning. Our Board appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge.
We are committed to ensuring our Board and its committees are consistently updated on threats to our business and receive consistent updates on risk mitigation processes. At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to the most significant risks that could affect our business, such as legal risks, cybersecurity risks, and financial, tax, and audit-related risks.
As a part of its overall risk management strategy, the Company has implemented an ERM program to identify and monitor key risks. The ERM program is designed to identify, assess, and monitor the management of key risks that are aligned with the Company’s strategic and business objectives. The ERM program is overseen and governed by the Audit Committee and managed by members of senior management, with assistance from the Company’s internal audit function. Working with the ERM program management team, the Board and the Audit Committee periodically assess the overall risks applicable to the Company, its businesses and functions as well as management action plans to mitigate or minimize the risks identified, providing the Audit Committee and the full Board with visibility into the risks that impact us and the plans to mitigate them.
The Company maintains a cross-functional management-managed ERM committee (“ERM Committee”) to identify, assess, and monitor the management of key risks that are aligned with the Company’s strategic and business objectives. The ERM Committee is overseen by the Audit Committee and is managed by members of the Company’s senior management. The ERM Committee assists senior management and the Board by: (i) providing oversight and maintenance of the Company’s ERM program, (ii) establishing and communicating the Company’s risk appetite and tolerance, (iii) defining the Company’s ERM processes and developing systems for identifying and reporting risks, and (iv) supporting the Company’s ongoing commitment to oversee ERM performance across the Company.
Human Capital
We recognize that our employees are our greatest asset. As a result, the Company strives to create an environment that keeps our employees safe, treats them with dignity and respect, and fosters a culture of performance recognition. The Company does this through the programs summarized below, the objectives and related risks of each are overseen by our Board or one of its committees.
Employee Health and Safety
Safety is a core value at Janus and is a critical element to our continued growth strategy. We foster a culture that is committed to making safety a personal mission for every employee. Our overall goal is to eliminate workplace injuries. We also promote and foster an environment of empowerment and sharing throughout the Company at all levels and at all locations. We engage our employees on safety with a focus on risk identification and elimination through various leading indicators. We track Occupational Safety and Health Administration (“OSHA”) recordable injuries and lost time rates by location monthly. We establish safety targets annually, which are tracked and reported to leadership monthly and reviewed periodically with our Board or one of its committees.
The Company has an Environmental, Health & Safety committee comprised of representatives from across the Company’s businesses that share best practices and is responsible for driving our environmental, health, and safety strategy. This helps drive our best-in-class programs designed to reinforce positive behaviors, empower our employees to actively take part in maintaining a safe work environment, to heighten awareness and mitigate risk on critical safety components. Within each of our manufacturing and distribution facilities, we have site-specific safety and environmental goals designed to reduce risk.

Total Rewards
As part of our compensation philosophy, we believe that we must offer and maintain a market competitive total rewards program for our employees in order to attract and retain superior talent. These programs not only include base wages and performance-based incentives, but also health, welfare, and retirement benefits. We offer competitive health and wellness benefits to eligible employees and periodically conduct analyses of plan utilization to further tailor our employee benefits to meet their ongoing needs.
Talent Development and Succession
We aim to inspire and equip our employees to be successful in their current role within the organization and help them develop the skills to build on opportunities for future career growth. We understand our most critical roles that serve as points of leverage to deliver value and place our best people in those roles while attracting new talent and capabilities in support of continuous improvement in all we do. The Company uses performance management programs to support a high-performance culture, strengthen our employee engagement, and help retain our top talent.
Succession planning for critical roles is an important part of our development program across the Company. The Company is committed to developing our current talent and has made a significant investment in assessing our talent for jobs both in the near term and in the future state. We are committed to ensuring our leaders are prepared for greater levels of responsibility and can successfully transition into new roles.
Cybersecurity
Cybersecurity Risk Management Protocols and Strategy
Organizations in our industry are frequently confronted with a broad range of cybersecurity threats, ranging from uncoordinated, individual attempts to gain unauthorized access to an organization’s information technology (“IT”) environment to sophisticated and targeted cyberattacks sponsored by foreign governments and criminal enterprises. Although we employ comprehensive measures to prevent, detect, address, and mitigate these threats, a cybersecurity incident could potentially result in the misappropriation, destruction, corruption, or unavailability of critical data, personal identifiable information, and other confidential or proprietary data (our own or that of third parties) and the disruption of business operations. The potential consequences of a material cybersecurity incident include remediation and restoration costs, reputational damage, regulatory fines, litigation with third parties, and diminution in the value of our investment in research and development, which in turn could adversely affect our competitiveness and results of operations. Accordingly, cybersecurity is an important part of our ERM program, and the Company seeks to address cybersecurity risks through a comprehensive, cross-functional approach.
The Company’s cybersecurity policies, standards, processes, and practices for assessing, identifying, and managing material risks from cybersecurity threats and responding to cybersecurity incidents are based on recognized frameworks established by the National Institute of Standards and Technology, the International Organization for Standardization, and other applicable industry standards. The Company has established certain controls and procedures, including an Incident Response Plan, that provide for the identification, analysis, notification, escalation, communication, and remediation of data security incidents at appropriate levels so that decisions regarding the public disclosure and reporting of such incidents can be made by management in a timely manner. In particular, the Company’s Incident Response Plan: (i) is designed to identify and detect information security threats through various mechanisms, such as through security controls and third-party disclosures; and (ii) sets forth a process to (a) analyze any such threats detected within the Company’s IT environment or within a third-party’s IT environment, (b) contain cybersecurity threats under various circumstances, and (c) better ensure the Company can recover from cybersecurity incidents to a normal state of business operations. The Company has established and maintains other incident response and recovery plans that address the Company’s response to a cybersecurity incident.
All new hires are required to complete mandatory cybersecurity awareness training upon joining the Company. Follow-on training is then assigned to all employees on a regular basis. Training assignments reinforce the Company’s security and information technology acceptable use policies, while also helping employees identify and properly respond to cybersecurity threats. To help assess and maintain awareness, training is supplemented with simulated phishing e-mails that are sent on a regular basis.

We have cybersecurity insurance (subject to specified retentions or deductibles) related to cybersecurity incidents that addresses costs, losses, and expenses related to cybersecurity investigations, crisis management, notification processes and credit monitoring services, public relations, and legal advice. Additionally, this cybersecurity insurance may cover certain physical injury to, loss or destruction of tangible property, including loss of use thereof, or loss of use of tangible property which has not been physically injured or destroyed. However, damages, fines, and claims arising from such incidents may not be covered or may exceed the amount of any insurance available or may not be insurable.
As part of its cybersecurity program, the Company deploys comprehensive measures to deter, prevent, detect, respond to and mitigate cybersecurity threats, including firewalls, anti-malware, intrusion prevention and detection systems, identity and access controls, software patching protocols, physical security measures, multi-factor authentication, and other tools to detect data exfiltration. The Company periodically assesses and tests the Company’s policies, standards, processes, and practices that are designed to address cybersecurity threats and incidents by assessing current threat intelligence from various sources, including but not limited to, certain key vendors, the United States Cybersecurity & Infrastructure Security Agency (“CISA”), and the open source threat intelligence community via open-source threat intelligence databases. Furthermore, we conduct periodic table top exercises, vulnerability and security testing, and “lessons learned” reviews from internal and industry related cybersecurity incidents. We have a process to report material results of such testing and assessments to the Board and our Audit Committee, and periodically make adjustments to our cybersecurity program based on these exercises and reviews. The Company engages third parties to conduct certain aspects of such testing and to assist with the Managed Detection and Response (“MDR”) of security events as well as the collection and reporting of data for cybersecurity key performance indicators (i.e., KPIs). The Company seeks to identify and oversee cybersecurity risks presented by third parties and their systems from a risk-based perspective through a vendor management program, including annual reviews of key vendors’ adherence to cybersecurity compliance, the monitoring of alerts from CISA, as well as open-source threat intelligence.
Some of our IT systems and products operate within a hosted architecture or by third-party service providers, and if these third-party IT environments fail to operate properly, our systems and products (including our Nokē Smart Entry System) could stop functioning for a period of time, which could put our users at risk. Accordingly, our ability to keep our business operating is highly dependent on the proper and efficient operation of IT service providers, and our vendor management process is an important part of our risk mitigation strategy. In particular, we review Service Organization Controls (“SOC”) reports describing vendors’ compliance with cybersecurity best practices when they are available or an appropriate subset of those controls for vendors who do not have a SOC report. Notwithstanding, if there is a catastrophic event, such as an adverse weather condition, natural disaster, terrorist attack, security breach, or other extraordinary event, we, and our service providers, may be unable to provide our services and products for the duration of the event and/or a time thereafter.
Cybersecurity Governance
In light of the pervasive and increasing threat from cyberattacks, the Board and the Audit Committee, with input from management, assess the Company’s cybersecurity threats and the measures implemented by the Company in an effort to mitigate and prevent cyberattacks. The Audit Committee consults with management regarding ongoing cybersecurity initiatives, and requests that management report to the Audit Committee or the full Board regularly on their assessment of the Company’s cybersecurity program and risks. Both the Audit Committee (on no less than a quarterly basis) and the full Board (on no less than an annual basis) receive regular reports from our Chief Information Officer (“CIO”) on cybersecurity risks, timely reports regarding any cybersecurity incident that meets established reporting thresholds, as well as ongoing updates regarding any such incident until it has been addressed.
The Company’s information security and cybersecurity program is managed by a dedicated CIO, whose team is responsible for leading enterprise-wide cybersecurity strategy, policy, standards, architecture, and processes. Our CIO has more than 25 years of experience in privately held and publicly traded companies and has an established track record of developing and overseeing cybersecurity programs. Additionally, our CIO holds a Bachelor of Science in Computer Science, a Master of Science in Information Technology, and specializations in AI Product Management and Machine Learning Operations. Our CIO provides periodic reports to our Board and Audit Committee as well as our Chief Financial Officer and other members of our senior management as appropriate. We have also established cross-functional teams to collaborate and communicate on cybersecurity-related issues. The reports to management include updates on the Company’s cyber risks and threats, the status of projects to strengthen the Company’s information security systems, assessments of the information security program, and the emerging threat landscape. Specifically, our management-driven ERM Committee and Incident Response team include executives from key departments across the Company and each work collaboratively to ensure periodic reviews and assessments of the Company’s security environment are being observed.
Given the importance of the topic to our business, our Board expects that oversight of our AI strategy and risk management approach will be overseen by the newly-established Innovation and Technology Committee on no less than a quarterly basis. As part of this oversight, the Board expects to receive annual updates on AI-related developments to ensure alignment with our broader corporate strategy. To further strengthen our governance, the Company has established an AI Policy that addresses risks related to confidentiality, data privacy, and intellectual property, including the trustworthiness and reliability of AI tools and compliance with applicable laws. The Company has also formed a cross-functional management-managed AI Advisory Board, currently comprised of representatives from Information Technology, Information Security, Legal, Engineering, and Operations. The AI Advisory Board evaluates the potential deployment of AI solutions, oversees the use of AI tools in internal operations, provides implementation guidance, and establishes controls to mitigate potential risks.
Shareholder Engagement
Our commitment to strong corporate governance includes prioritizing regular, ongoing engagement with our shareholders and soliciting their views and input on important governance topics and other matters. We believe that the feedback we receive from our shareholders, including through the voting results of our annual meetings, helps us make decisions that are in the best interest of the Company and our shareholders. Our management team, including our Chief Executive Officer and Chief Financial Officer, engage with our shareholders through one-on-one meetings, quarterly earnings calls, investor and industry conferences, and other channels of communication. Management regularly reports to the Board regarding the results of our engagement with shareholders, and the Board takes shareholder feedback into account as it continues to assess and refine our corporate governance policies and practices. Our independent directors are also available to engage in dialogue with shareholders on matters of significance to better understand shareholders’ views. This level of engagement helps us better understand shareholder priorities and perspectives, gives us an opportunity to expand on our initiatives and practices, and promotes constructive dialogue. Further, the Board carefully monitors shareholder voting results and trends as important signals that inform the Board’s consideration of opportunities to strengthen our corporate governance practices and to further promote alignment with shareholder interests and responsiveness to shareholder priorities. For example, as described under the heading “Compensation Discussion and Analysis—Say-on-Pay” the feedback received from our shareholders through the results of our 2025 say-on-pay advisory vote helped inform decisions made by the Compensation Committee and the Board regarding our executive compensation program.
Code of Ethics
We have adopted a Code of Ethics (the “Code”) that applies to all of our employees, officers, and directors, including those officers responsible for financial reporting. The Code is available on our website at https://ir.janusintl.com/governance/governance-documents. We intend to disclose any amendments to the Code, or any waivers of its requirements, on our website.
Director Commitments and Service on Other Boards of Directors
Our Board believes that service on other boards allows our directors to gain additional insights and experience relevant to our business and operations and to our corporate governance and risk oversight practices. However, our Board also recognizes the time commitment that service on a board of directors requires, as well as other commitments applicable to our directors, and our Corporate Governance Guidelines therefore establish limits on the number of boards that our directors may serve on. Pursuant to the Corporate Governance Guidelines, no director may serve on more than four public company boards, including our Board. No director that is an executive officer of a public company may serve on more than two public company boards, including our Board. No member of the Audit Committee may serve simultaneously on the audit committee of more than three public companies, including our Audit Committee. All of our directors and director nominees are in compliance with this policy. In addition, our Nominating and Corporate Governance Committee reviews and approves, as appropriate, any requests from directors or officers to stand for election to any outside for-profit boards of directors.

Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.
Communications by Shareholders and Other Interested Parties with the Board
Shareholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-management directors as a group, by sending regular mail to:
Janus International Group, Inc.
135 Janus International Blvd.
Temple, GA 30179
Attention: Board of Directors
c/o General Counsel
Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. The Company will receive the communications and process them before forwarding them to the addressee. The Company may also refer communications to other departments within the Company. The Company generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.

EXECUTIVE OFFICERS
Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of the Company as of April 22, 2026:

Name	Age	Position
Ramey Jackson	53	Chief Executive Officer
Anselm Wong	54	Executive Vice President and Chief Financial Officer
Morgan Hodges	61	Executive Vice President
Vic Nettie	58	Executive Vice President, Corporate Operations
Elliot Kahler	35	General Counsel and Corporate Secretary
Jason Williams	49	President, Janus Core
David Vanevenhoven	42	Chief Accounting Officer
Rebecca Castillo	52	Vice President of Human Resources

Ramey Jackson is our Chief Executive Officer. His biography can be found above under “Board of Directors and Corporate Governance.”
Anselm Wong has served as Executive Vice President and Chief Financial Officer of the Company since July 2022. Prior to Janus, Mr. Wong served as CFO for GE Digital from October 2019 until June 2022 and Deputy CFO for Resideo Technologies from October 2018 until July 2019. Prior to that, Mr. Wong spent 20 years at Honeywell, having most recently served as VP of Finance & Spin Leader. In this role, he led the spinoff of the Honeywell Homes Business (Resideo) in ten months, separating 250+ legal entities, 17 ERP systems and numerous shared locations that included 17 factories, and hundreds of sales and back office locations throughout the globe. Mr. Wong oversees Janus’s finance organization, including financial planning and analysis, accounting and reporting, internal audit, corporate development, and investor relations. Mr. Wong holds a Bachelor of Commerce degree from University of Toronto in Ontario, Canada and is a CPA as well. He is Six Sigma Green Belt Certified.
Morgan Hodges has served as Executive Vice President of the Company since the effective time of our business combination in June 2021. Mr. Hodges has been with Janus since its inception in 2002, serving as Vice President of Estimating until July 2019, and as Vice President of Estimation and Project Management from July 2019 until September 2020 when he became Executive Vice President of Janus Core. Mr. Hodges provides Janus with day-to-day management over several critical functions of the Company, including estimating, technical sales, and project management, as well as providing key insight toward the overall strategic growth of the Company. Prior to Janus, Mr. Hodges operated an independent company, CES, which specialized in self-storage construction and prior to that was an estimating executive at Doors and Building Components, Inc.
Vic Nettie serves as Executive Vice President, Corporate Operations of Janus, a position he has held since July 2025. Mr. Nettie has been with Janus since its inception in 2002, serving as Vice President of Manufacturing from September 2014 to July 2025. Prior to Janus, Mr. Nettie was the Manufacturing/Operations Manager for Doors and Building Components, Inc. Mr. Nettie has worked in the construction of self-storage facilities, in multiple facets, since the late 1980’s. Mr. Nettie is a graduate of Michigan State University with a degree in Materials and Logistics Management with an emphasis in Operations.
Elliot Kahler serves as General Counsel and Corporate Secretary for the Company. Mr. Kahler joined the Company as Corporate Counsel in 2018, establishing the Company’s in-house Legal department. In September 2022, Mr. Kahler was promoted to General Counsel and, in April 2024, was appointed Corporate Secretary. Prior to joining Janus, Mr. Kahler was an Atlanta-based attorney, where he focused his practice on corporate and transactional law. Mr. Kahler is an active member of the State Bar of Georgia. He received his Juris Doctor from Emory University School of Law and holds a Bachelor of Arts degree in History from Emory University.
Jason Williams serves as the President of Janus Core. Mr. Williams joined the Company in May 2025 from Fortune Brands Innovations (NYSE: FBIN) where he was President of the Security business unit following the Yale and August acquisition from ASSA ABLOY (STO: ASSA-B). Prior to the acquisition, Mr. Williams served as the President of Smart Residential for ASSA ABLOY, leading the business since the inception of its first smart lock in 2011. Mr. Williams has over 15 years of experience in leading and growing access control businesses. Mr. Williams graduated from the Georgia Institute of Technology and received his MBA from the UCLA Anderson School of Management.

David Vanevenhoven serves as Chief Accounting Officer for the Company. Mr. Vanevenhoven joined the Company in February 2023 and in June 2025, was appointed to oversee the Company’s treasury department. He brings an extensive background in technical accounting, financial reporting, integration of mergers and acquisitions, and back-office process improvement primarily within the manufacturing and industrial sector. Mr. Vanevenhoven joined Janus from Mirion Technologies (NYSE: MIR), where he served as the Global Controller from June 2019 until February 2023, and helped the company through numerous domestic and international transactions, including a successful SPAC transaction to become a publicly traded company. Mr. Vanevenhoven began his career in public accounting where he became a Senior Manager at KPMG LLP, serving private and public companies in the manufacturing sector. He is also a licensed CPA, and holds a Bachelor of Accounting degree from the University of Wisconsin-Eau Claire.
Rebecca Castillo serves as the Vice President of Human Resources for the Company. Ms. Castillo joined the Company in 2016 as Director of Human Resources. In September 2022, Ms. Castillo was promoted to Vice President of Human Resources. Prior to joining Janus’s team, Ms. Castillo most recently served as a Regional Human Resources Manager where she led the employee relations and compliance functions for a major landscaping firm. Ms. Castillo received her Bachelor of Business Administration degree from Mercer University’s Stetson School of Business and Economics where she graduated cum laude.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions
Consistent with applicable regulatory requirements, our Related Party Transactions Policy (the “RPT Policy”) requires disclosure, preapproval, and tracking of any proposed transactions between the Company and related parties. Generally, the RPT Policy applies to any transaction in which Janus or its subsidiaries are or will be a participant, the amount involved exceeds or is expected to exceed $120,000 and a related party has or will have a direct or indirect material interest. A related party means any person who is or was (since the beginning of the Company’s last fiscal year, even if such person does not presently serve in that role): (i) an executive officer, director, or nominee for director of the Company, (ii) any shareholder owning more than 5% of any class of the Company’s voting securities, or (iii) an Immediate Family Member (as defined in the RPT Policy) of any person described in (i) or (ii).
Under the Policy, reviews are conducted by management to determine which transactions or relationships should be referred to the Audit Committee for consideration. The Audit Committee then reviews the material facts and circumstances regarding a transaction and may approve a related party transaction only if the Audit Committee: (i) determines that the transaction is not inconsistent with the interests of the Company and its shareholders, and (ii) determines whether or not the transaction is fair and reasonable and consistent with the RPT Policy. Under the RPT Policy, any related party transaction must be submitted for prior approval where reasonably possible or, if not approved in advance, submitted for ratification. The RPT Policy is in addition to the provisions addressing conflicts of interest in our Code of Ethics and any similar policies regarding conflicts of interest adopted by the Board. Our directors, executive officers, and all other employees are expected to comply with the terms of the Code of Ethics.
Employment Arrangements
Certain relatives of Morgan Hodges (an Executive Vice President of the Company) and Elliot Kahler (General Counsel and Corporate Secretary of the Company), each of whom is an executive officer, are related parties. Mr. Hodges has been an executive officer of the Company since it went public in June 2021 and all of his compensation was approved by the Compensation Committee and the Board. Mr. Kahler became an executive officer in February 2023 and all of his compensation was approved by the Compensation Committee and the Board.
Seth Powell is the Director of REIT Accounts in the Company’s Estimating Department and the son-in-law of Mr. Hodges. Mr. Powell is expected to earn approximately $270,513 in total compensation for the 2026 fiscal year, consisting of base salary, commission and share-based compensation that is subject to a three year vesting period. Mr. Powell was paid compensation of $268,190 in the fiscal year ended January 3, 2026, consisting of base salary, bonus, commission, and share-based compensation. Mr. Powell also participates in the Company’s benefit programs available to all other employees in similar positions.
Megan Kahler is the Chief Financial Officer of Janus Core, our wholly owned subsidiary, and the spouse of Mr. Kahler. Ms. Kahler is expected to earn $435,411 in total compensation for the 2026 fiscal year, consisting of a base salary, target bonus, and share-based compensation that is subject to a three year vesting period. Ms. Kahler was paid compensation of $367,232 in the fiscal year ended January 3, 2026, consisting of base salary, target bonus, and share-based compensation. Ms. Kahler also participates in the Company’s benefit programs available to all other employees in similar positions.
The Audit Committee approved the above related party transactions relating to employment of relatives.
Director Independence
Our Corporate Governance Guidelines provide that a majority of the Board and all members of the Audit and Compensation Committees must be independent from management and must meet all applicable criteria for independence established by NYSE and the SEC. No director may be deemed independent unless the Board determines that neither the director nor any of the director’s immediate family members have a material relationship with Janus, directly or as an officer, shareholder or partner of an organization that has a material relationship with Janus.
Our Board has determined that all of our non-employee directors meet the requirements to be independent directors under NYSE listing standards. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that our

Board deemed relevant in determining independence. In particular, the Board considered that Janus has commercial relationships with companies at which our directors serve or have served as officers within the past three years. In determining that Mr. Fradin is an independent director, the Board considered that, during 2025, Mr. Fradin (i) acted as an Advisor to MSC Industrial Direct Co., Inc. (“MSC”), and (ii) as an Advisor to Resideo Technologies, Inc. (“Resideo”), both suppliers to Janus. In determining that Ms. Lane is an independent director, the Board considered that Ms. Lane served as Executive Vice President, Corporate Secretary, and General Counsel of Resideo. In 2025, Janus made payments to MSC, Resideo, and ADI Global Distribution, a business segment of Resideo, on commercially ordinary terms. In determining that Mr. Byerly is an independent director, the Board considered that, during 2025, Mr. Byerly served as Global President of Securitas Technology and Chief Executive Officer of Securitas Technology Corporation (together “Securitas”), a supplier to Janus. In 2025, Janus made payments to Securitas on commercially ordinary terms. In determining that Mr. Hanna is an independent director, the Board considered that, during 2025, Mr. Hanna served as CEO and Director of McGrath RentCorp (“McGrath”), a supplier to Janus. In 2024, Janus made payments to McGrath on commercially ordinary terms. In each case, the Board determined:
•	The relevant products and services were provided on terms and conditions determined on an arm’s-length basis and consistent with those provided by or to similarly situated customers and suppliers;
•	The relevant director did not initiate or negotiate the relevant transaction, each of which was in the ordinary course of business for both companies; and
•	The combined amount of such purchases and sales did not exceed the greater of $1.0 million or 2% of the other company’s consolidated gross revenues in each of the last three completed fiscal years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of our common stock as of April 22, 2026 for:
•	each person or group known to us who beneficially owns more than 5% of our common stock;
•	each of our directors;
•	each of our Named Executive Officers; and
•	all of our directors and executive officers as a group.
The numbers of shares of common stock beneficially owned and percentages of beneficial ownership are based on 136,392,459 shares of common stock outstanding as of April 22, 2026.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options or RSUs that are currently exercisable or will vest within 60 days of April 22, 2026 are deemed to be outstanding and beneficially owned by the person holding the options or RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each shareholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the shareholder.
Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock	Rights to Acquire Shares of Common Stock(2)	Total(3)	Approximate Percentage of Outstanding Shares of Common Stock
Directors and Named Executive Officers
Ramey Jackson(4)	1,161,308	243,822	1,405,130	1.03%
Anselm Wong	211,014	185,769	396,783	*
Morgan Hodges(5)	697,184	22,075	719,259	*
Vic Nettie(6)	904,507	22,075	926,582	*
Elliot Kahler	24,243	—	24,243	*
Roger Fradin(7)	2,669,185	35,924	2,705,109	1.98%
Xavier Gutierrez	52,069	12,956	65,025	*
Heather Harding	32,572	13,753	46,325	*
Tony Byerly	20,533	25,177	45,710	*
Joseph F. Hanna	20,533	24,734	45,267	*
Eileen M. Youds	16,513	21,866	38,379	*
Paul Vasington	—	6,563	6,563	*
Jeannine Lane	—	7,760	7,760	*
All current directors and executive officers as a group (16 individuals)	5,839,450	622,474	6,461,924	4.72%

Five Percent Holders:
BlackRock, Inc.(8)	10,251,026	—	10,251,026	7.52%
Cooke & Bieler L.P.(9)	7,549,000	—	7,549,000	5.54%
FMR LLC(10)	18,120,407	—	18,120,407	13.29%
The Vanguard Group(11)	13,461,835	—	13,461,835	9.87%

*	less than 1%
(1)	Unless otherwise noted, the business address of each of the directors and executive officers is: 135 Janus International Blvd., Temple, GA 30179.

(2)
This column includes (i) shares of Company common stock that may be acquired under stock options that are exercisable as of April 22, 2026 or will become exercisable within 60 days thereafter, and (ii) shares subject to restricted stock units that will vest within 60 days of April 22, 2026. No non-employee directors have Company stock options.

(3)	This table does not include performance-based restricted share units or time-based stock options and restricted stock units that will not be earned and/or paid within 60 days of April 22, 2026.
(4)
Consists of (i) 271,798 shares of common stock held directly by Ramey Jackson, (ii) 200,000 shares of common stock held by the Pierce Jackson Gift Trust (the “Pierce Jackson Trust”), (iii) 250,000 shares of common stock held by the Preslie Jackson Gift Trust (the “Preslie Jackson Trust”), (iv) 439,510 shares of common stock held by the Ray P Jackson Jr. Revocable Trust (the “Ray P Jackson Jr Trust”), and (v) 243,822 stock options exercisable for shares of common stock held directly by Mr. Jackson. Immediate family members of Mr. Jackson are trustees and beneficiaries of the Pierce Jackson Trust and the Preslie Jackson Trust. and Mr. Jackson is the trustee of the Ray P Jackson Jr Trust. Mr. Jackson serves as our Chief Executive Officer and as a Director on the Board.

(5)
Consists of (i) 29,453 shares of common stock held directly by Morgan Hodges, (ii) 10,000 shares of common stock held by each of the Dempsey Marie Hodges-Powell Gift Trust (the “Dempsey Marie Hodges-Powell Gift Trust”), the Maverick Grayson Hodges-Powell Gift Trust (the “Maverick Grayson Hodges-Powell Gift Trust”), the Hartley Marie Hodges Gift Trust (the “Hartley Marie Hodges Gift Trust”), the Lennon Morgan Hodges Gift Trust (the “Lennon Morgan Hodges Gift Trust”), and the Keaton Quinn Hodges Gift Trust (the “Keaton Quinn Hodges Gift Trust”), (iii) 50,000 shares of common stock held by each of the J Morgan Hodges II Gift Trust (the “J Morgan Hodges II Gift Trust”), the Natalie Marie Hodges-Powell Gift Trust (the “Natalie Marie Hodges-Powell Gift Trust”), the Meghan Eva Hodges Gift Trust (the “Meghan Eva Hodges Gift Trust”), and the Aubrie Hodges Mathewson Gift Trust (the “Aubrie Hodges Mathewson Gift Trust” and, together with the other entities listed in clauses (ii) and (iii), the “Gift Trusts”), (iv) 166,865 shares of common stock held by the Lisa M. Hodges Revocable Trust (the “Lisa M. Hodges Trust”), (v) 250,866 shares of common stock held by the John Morgan Hodges Revocable Trust (the “J. Morgan Hodges Trust”), and (vi) 22,075 stock options exercisable for shares of common stock held directly by Mr. Hodges. Immediate family members of Mr. Hodges are trustees and beneficiaries of each of the Gift Trusts and the Lisa M. Hodges Trust and Mr. Hodges is the trustee of the J. Morgan Hodges Trust. Mr. Hodges serves as Executive Vice President of Janus.

(6)
Consists of (i) 304,507 shares of common stock held directly by Vic Nettie, (ii) 600,000 shares of common stock held by the Nettie Family Gift Trust (the “Nettie Family Trust”), and (iii) 22,075 stock options exercisable for shares of common stock held directly by Mr. Nettie. Immediate family members of Mr. Nettie are trustees and beneficiaries of the Nettie Family Gift Trust. Mr. Nettie serves as Executive Vice President of Corporate Operations.

(7)
Consists of (i) 798,743 shares of common stock held directly by Roger Fradin, (ii) 345,752 shares of common stock held by The R JBI GRAT 2024 II, (iii) 213,239 shares of common stock held by The R JBI GRAT 2024 III (together with the other entity listed in clause (ii), the “R JBI GRATs”), (iv) 345,752 shares of common stock held by The S JBI GRAT 2024 II, (v) 213,239 shares of common stock held by The S JBI GRAT 2024 III, (together with the other entity listed in clause (iv), the “S JBI GRATs”, and collectively, with the R JBI GRATs, the “GRATs”), (vi) 752,460 shares of common stock held by The Susan Fradin Revocable Trust, and (vii) 35,924 shares of common stock underlying RSUs which vest on June 9, 2026. The R JBI GRATs are grantor retained annuity trusts of which Mr. Fradin is the trustee and annuitant and that is for the benefit of Mr. Fradin and Mr. Fradin’s children. The S JBI GRATs are grantor retained annuity trusts of which Mr. Fradin’s spouse is the trustee and annuitant and that is for the benefit of Mr. Fradin’s spouse and Mr. Fradin’s children. Mr. Fradin maintains indirect beneficial ownership of such securities held by the GRATs. The Susan Fradin Revocable Trust is a revocable trust of which Mr. Fradin’s spouse is the trustee and sole beneficiary. Mr. Fradin maintains indirect beneficial ownership of such securities held by The Susan Fradin Revocable Trust. Mr. Fradin serves as Chair of the Board.

(8)
The information is based on a Schedule 13G/A filed with the SEC on November 8, 2024, reporting ownership of shares of common stock as of September 30, 2024, by BlackRock, Inc. for itself and on behalf of various subsidiaries identified therein. Amount reported represents shares of our common stock held by BlackRock, Inc. which has sole voting power over 10,090,846 shares of common stock and sole dispositive power over 10,251,026 shares of common stock. Each of the following entities has been identified by BlackRock as a direct or indirect subsidiary that beneficially owns our common stock: Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, National Association, BlackRock Investment Management (Australia) Limited, and BlackRock Investment Management, LLC. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(9)
The information is based on a Schedule 13G filed with the SEC on February 12, 2025, reporting ownership of shares of common stock as of December 31, 2024. Amount reported represents shares of our common stock held by Cooke & Bieler L.P. which has shared voting power over 6,239,772 shares of common stock and shared dispositive power over 7,549,000 shares of common stock. The address for Cooke & Bieler L.P. is Two Commerce Square, 2001 Market Street, Suite 4000, Philadelphia, PA 19103.

(10)
The information is based on a Schedule 13G/A filed with the SEC on August 6, 2025, reporting ownership of shares of common stock as of June 30, 2025. Amount reported represents shares of our common stock held by (i) FMR LLC which has sole voting power over 18,119,252 shares of common stock and sole dispositive power over 18,120,407 shares of common stock, and (ii) Abigail P. Johnson who has sole dispositive power over 18,120,407 shares of common stock. The address for FMR LLC and Abigail P. Johnson is 245 Summer Street, Boston, MA 02210.

(11)
The information is based on a Schedule 13G/A filed with the SEC on November 12, 2024, with respect to shares held as of September 30, 2024. The Vanguard Group and certain related entities reported shared voting power over 256,778 shares of common stock, sole dispositive power over 13,062,904 shares of common stock, and shared dispositive power over 398,931 shares of common stock. On March 27, 2026, The Vanguard Group filed a Schedule 13G/A with respect to shares held as of March 13, 2026, reporting that, following an internal realignment, The Vanguard Group no longer had, or was deemed to have, beneficial ownership over the Company’s common stock beneficially owned by certain subsidiaries or business divisions of The Vanguard Group. The Vanguard Group also reported that the subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group will report beneficial ownership separately (on a disaggregated basis). The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires directors, executive officers, and persons who beneficially own more than 10% of our common stock to file certain reports with the SEC concerning their beneficial ownership of our common stock. Based solely on our review of the Section 16(a) reports filed electronically with the SEC and our knowledge of certain transactions with directors and executive officers, all Section 16 reporting persons were in compliance with all Section 16(a) filing requirements with respect to the year ended January 3, 2026, except for a Form 4 filed by Rebecca Castillo on February 4, 2025 reporting one transaction on December 22, 2022. The delinquent filing was inadvertent.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the year ending January 2, 2027, or fiscal 2026. Services provided to the Company and its subsidiaries by KPMG LLP for the year ended January 3, 2026, or fiscal 2025, are described below and under “Audit Committee Report.”
Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.
Fees and Services
The following table summarizes the aggregate fees for professional audit services and other services rendered by KPMG LLP for the years ended January 3, 2026 and December 28, 2024:

	Fiscal Year Ended January 3, 2026	Fiscal Year Ended December 28, 2024
Audit Fees(1)	$1,698,000	$1,924,500
Audit-Related Fees(2)	—	—
Tax Fees
Tax Compliance Fees(3)	$295,000	$265,000
Tax Consulting Fees(4)	$126,000	$396,000
Total Tax Fees	$421,000	$661,000
All Other Fees	—	—
Total	$2,119,000	$2,585,500

(1)
Audit fees consist of the aggregate fees billed or expected to be billed for professional services rendered for (i) the audit of annual financial statements, (ii) reviews of our quarterly financial statements, (iii) statutory audits, (iv) research necessary to comply with generally accepted accounting principles, and (v) other filings with the SEC, including consents and comfort letters.

(2)	Audit-related fees principally include due diligence fees in connection with acquisitions.
(3)	Tax compliance fees primarily consist of fees for tax compliance services.
(4)	Tax consulting fees primarily consist of fees for tax planning and advice.
BDO USA, P.C. previously served as the Company’s independent registered public accounting firm until their dismissal on March 18, 2024. In connection with BDO USA, P.C.’s consent to use their audit opinion for the year ended December 30, 2023 in our 2025 annual financial statements, BDO USA, P.C., billed us $150,000. In connection with BDO USA, P.C.’s consent to use their audit opinion for the two years ended December 30, 2023 and December 31, 2022 in our 2024 annual financial statements, BDO USA, P.C., billed us $175,000.
Pre-Approval Policies and Procedures
In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee (or one or more of its members to whom authority has been delegated) must approve the permitted service before the independent auditor is engaged to perform it. Each year, the Audit Committee will pre-approve audit services, audit-related services, and tax services to be used by the Company.
The Audit Committee approved all services provided by KPMG LLP.
Changes in Independent Registered Public Accounting Firms
On March 18, 2024, the Audit Committee approved the dismissal of BDO USA, P.C. as the Company’s independent registered public accounting firm.

The reports of BDO USA, P.C. on the Company’s consolidated financial statements for the two most recent fiscal years preceding their dismissal ended December 30, 2023 and December 31, 2022 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting policies.
During the Company’s two most recent fiscal years preceding BDO USA, P.C.’s dismissal ended December 30, 2023 and December 31, 2022, and in the subsequent interim period through March 18, 2024, (i) there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and BDO USA, P.C. on any matters of accounting policies or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to the satisfaction of BDO USA, P.C., would have caused BDO USA, P.C. to make a reference to the subject matter of the disagreement in connection with its reports covering such periods, and (ii) there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, except for the disclosure of the material weaknesses in the Company’s internal control over financial reporting as disclosed in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
On March 18, 2024, the Audit Committee approved the appointment of KPMG LLP as the Company’s new independent registered public accounting firm, effective as of March 18, 2024. During the Company’s two most recent fiscal years preceding KPMG LLP’s appointment ended December 30, 2023 and December 31, 2022 and in the subsequent interim period through March 18, 2024, the Company did not consult with KPMG LLP regarding the application of accounting policies to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.
The Company provided BDO USA, P.C. with a copy of the foregoing disclosures prior to filing its Current Report on Form 8-K dated March 22, 2024 (the “Current Report”), and requested BDO USA, P.C. to furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements in the Current Report. BDO USA, P.C. returned a letter dated as of March 21, 2024, stating that it agrees with such statements and is included as Exhibit 16.1 to the Current Report.
Vote Required; Board Recommendation
Ratification of the appointment of KPMG LLP requires affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If the Company’s shareholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace KPMG LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.
THE AUDIT COMMITTEE AND THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE
RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING JANUARY 2, 2027.

AUDIT COMMITTEE REPORT
Notwithstanding anything to the contrary set forth in any of Janus’s filings under the Securities Act or the Exchange Act that might incorporate by reference this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.
The Audit Committee operates under a written charter, a copy of which is available on the Investors page of our website, https://ir.janusintl.com/, under the “Governance” tab. In accordance with its written charter, the Audit Committee of the Board is responsible for assisting the Board to fulfill its oversight of:
•	the integrity of the Company’s financial statements,
•	the Company’s compliance with legal and regulatory requirements,
•	the independent auditor’s qualifications and independence, and
•	the performance of the Company’s independent auditor and internal audit function.
This report reviews the actions taken by the Audit Committee with regard to our financial reporting process during fiscal year 2025 and particularly with regard to the audited consolidated financial statements as of January 3, 2026 and December 28, 2024.
The Audit Committee is composed solely of independent directors. None of the committee members is or has been an officer or employee of the Company or any of our subsidiaries or has any current business or any family relationship with the Company or any of our subsidiaries or affiliates.
The Company’s management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the accountants to serve as our independent auditors for the coming year.
The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended January 3, 2026, including a discussion of the accounting policies, key judgments, and the disclosures in the financial statements.
The Audit Committee also discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting policies generally accepted in the United States, their judgments as to the quality and acceptability of our accounting policies, and such other matters as are required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee discussed with the auditors their independence from management and the Company, including the matters in the written disclosures and the letter required by the PCAOB regarding the independent auditors’ communications with the Audit Committee regarding independence. The Audit Committee also considered whether the provision of services during the fiscal year ended January 3, 2026 by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of our interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.
Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their observations on our internal controls and the overall quality and acceptability of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended January 3, 2026 for filing with the SEC. The Audit Committee and the Board believe that the retention of KPMG LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders and have recommended that shareholders ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2026.
Submitted by the Audit Committee*:

Heather Harding, Chair
Roger Fradin
Eileen M. Youds
*
Paul Vasington is not a signatory to the Audit Committee Report as it was approved prior to his appointment to the Board and he did not participate in the review, discussions, and recommendations included therein.

PROPOSAL 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
Pursuant to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This proposal gives our shareholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or any single compensation philosophy, policy or practice, but rather the overall compensation of our named executive officers as described in this Proxy Statement. The Board determined, consistent with the shareholders’ vote on the matter in 2024, to hold the advisory vote on the compensation of the Company’s named executive officers annually until the next required vote on the frequency of such votes, which is currently expected to occur at the 2030 annual meeting of shareholders.
The Board recommends that shareholders approve the compensation of the Company’s named executive officers as described in this Proxy Statement by approving the following advisory resolution:
“RESOLVED, that the Company’s shareholders approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table for Fiscal Year 2025 and the other related tables and narrative disclosures.”
Because this vote is advisory, it will not be binding upon the Company, the Board, or the Compensation Committee. However, we value the opinions of our shareholders, and the Compensation Committee intends to consider the outcome of the vote when evaluating the executive compensation program for our named executive officers.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY, NON-BINDING APPROVAL
OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

EXECUTIVE AND DIRECTOR COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Overview
This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee of the Board has made under those programs with respect to the “named executive officers” listed below, and the factors considered in making those decisions. For the 2025 fiscal year, our named executive officers and their positions were as follows:
•	Ramey Jackson, Chief Executive Officer and Director;
•	Anselm Wong, Executive Vice President and Chief Financial Officer;
•	Morgan Hodges, Executive Vice President;
•	Vic Nettie, Executive Vice President, Corporate Operations; and
•	Elliot Kahler, General Counsel and Corporate Secretary.
This Compensation Discussion and Analysis may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently anticipated programs summarized in this discussion.
Operational and Financial Performance Summary
Financial(1)
In 2025, our revenue was $884.2 million compared to revenue of $963.8 million in 2024. We had net income of $53.8 million and Adjusted EBITDA(1) of $168.2 million in 2025, as compared to net income of $70.4 million and Adjusted EBITDA of $208.5 million in 2024. Our results for 2025 reflect a decline in volume resulting from uncertainty in the macroeconomic environment, sustained elevated interest rates, and lower housing churn. Financial and macroeconomic conditions caused certain of our customers to reduce spending on our offerings, which despite other recurring demand drivers within the self-storage industry, led to softer demand. We have deployed certain strategic initiatives to mitigate these unfavorable impacts, including targeted growth strategies in our commercial and international businesses and investments in our Nokē Smart Entry platform, along with ongoing cost optimization efforts, and continued execution of our accretive acquisition strategy.
Financial achievements for 2025 included the following:
•	Generated cash flows from operations of $139.5 million and free cash flow(1) of $114.0 million, resulting in free cash flow conversion of adjusted net income(1) of 137%.
•	Completed a voluntary prepayment of $40.0 million toward our Amended and Restated First Lien Credit Agreement, dated as of February 12, 2018 (the “First Lien”).
•	Repurchased 1,925,242 shares for $15.8 million as part of our previously announced share repurchase program.
•	Expanded our previously announced share repurchase program by an additional $75.0 million.
Operational
Operational achievements for 2025 included the following:
•	Nokē Smart Entry system total installed units increased 25.5% to 458,000.
•	Delivered International revenue of $103.9 million, up 41.2% year-over-year.
•	S&P upgraded credit rating from B+ to BB- with a stable outlook.
•	Unveiled a redesigned web portal for our Nokē Smart Entry platform.
•
Announced an expansion of our metal decking product line through our BETCO business, launched a new “Hi-Security” profiled swing door through our European business, and released a high-performance door offering through our ASTA business.

Subsequent Events
Achievements subsequent to 2025 included the following:
•	On January 8, 2026, acquired the assets of Kiwi II Construction, a premier self-storage and pre-engineered buildings provider.
•	On February 2, 2026, completed a repricing pursuant to Amendment No. 8 to our First Lien, reducing applicable interest rate margins by 50 basis points.
(1)
Adjusted EBITDA, adjusted net income, adjusted EBITDA margin, and free cash flow are non-GAAP measures. We define adjusted EBITDA margin as adjusted EBITDA divided by total revenues. For reconciliations of GAAP to these non-GAAP financial measures, see “GAAP to Non-GAAP Reconciliations” below.

Executive Compensation Philosophy and Objectives
Our executive compensation programs are administered by the Compensation Committee. The objective of our executive compensation program is to attract, retain, and motivate talented executives who are critical to our continued success, and to align the interests of our executives with those of our shareholders. To achieve these objectives, our executive compensation program principally utilizes a combination of annual base salaries, annual cash incentive bonuses, and long-term equity incentive awards. In establishing overall executive compensation levels, our Compensation Committee considers a number of criteria, including the executive’s scope of responsibilities and experience, individual performance, attainment of overall Company business objectives, and market data regarding compensation of comparably situated executives within our peer group.
The Role of the Compensation Committee and Compensation Consultant
Generally, our Compensation Committee designs and administers the executive compensation program with the help of management and an independent compensation consultant. In connection with the compensation of our Chief Executive Officer, our Compensation Committee generally recommends the overall and specific elements to the Board for consideration and final determination.
Our Chief Executive Officer reviews the performance of other named executive officers and makes recommendations, if any, to the Compensation Committee with respect to compensation adjustments for such officers. However, the Compensation Committee determines in its sole discretion whether to make any adjustments to the compensation paid to such executive officers. While the Compensation Committee (or the Board, in the case of our Chief Executive Officer) ultimately makes all final decisions on executive compensation, the Compensation Committee engages the services of an independent consultant for assistance. In 2025, the Compensation Committee directly engaged Mercer as its independent compensation consultant. Mercer was engaged to provide independent, objective research, analysis, and advice and to assist the Compensation Committee generally in the performance of its duties. The Compensation Committee will typically request information and recommendations directly from the compensation consultant as it deems appropriate to structure and evaluate our executive compensation program. The Compensation Committee assesses the independence of its compensation consultant annually, considering the amount of fees paid, the policies designed to prevent conflicts of interest, any Company stock owned by the consultant, and other factors that may be relevant to the Compensation Committee.

The Compensation Committee considers external market data as it deems relevant when making compensation decisions concerning executive pay levels and program design. The Compensation Committee has formally approved a peer group for this purpose (and may consider other market data sources, as appropriate). The peer group was originally developed by Mercer from a pool of size-appropriate (as measured principally by revenue and market capitalization) and industry-appropriate publicly-traded companies. Our Compensation Committee periodically reviews and, as appropriate, revises the peer group in coordination with input from Mercer to ensure the group remains appropriate for the purposes of evaluating the competitiveness of our executive compensation. For purposes of evaluating and benchmarking the compensation opportunities of our named executive officers for the 2025 fiscal year, our peer group originally consisted of the following 18 companies:

AAON, Inc.	Gibraltar Industries, Inc.	Trex Company, Inc.
Apogee Enterprises, Inc.	Graco, Inc.	Quanex Building Products Corporation
Armstrong World Industries, Inc.	Hayward Holdings, Inc.	Simpson Manufacturing Co., Inc.
The AZEK Company, Inc.	Insteel Industries Inc.	Standex International Corporation
CSW Industrials, Inc.	L.B. Foster Company
Enerpac Tool Group Corp.	Nordson Corporation
Advanced Drainage Systems, Inc.	Zurn Elkay Water Solutions Corporation

On August 11, 2025, the Compensation Committee, with input from Mercer, approved the removal of The AZEK Company, Inc., which was acquired in 2025, from the peer group.
Say-on-Pay
At the 2025 annual meeting of shareholders, the Company’s shareholders approved the compensation of our named executive officers by a vote of approximately 71% of the votes cast (the so-called “say-on-pay” advisory vote), representing a more measured level of support than in the 2024 say-on-pay advisory vote. The Compensation Committee is dedicated to ensuring that our executive compensation program is aligned with the interests of our shareholders and promotes long-term shareholder value. The Compensation Committee values the feedback received from shareholders, both through the results of annual say-on-pay voting and through direct engagement with our shareholders, and the Compensation Committee carefully considered the results of the 2025 say-on-pay vote in making subsequent decisions regarding 2025 and 2026 executive compensation. For example, as described below under the heading “Annual Incentives”, although the Company’s 2025 financial performance otherwise would have resulted in funding of annual bonuses for our named executive officers at an above target level, the Compensation Committee determined to reduce annual bonus payouts to our named executive officers to 90% of target, after taking into account the importance of promoting the alignment of our executive compensation program with the interests and priorities of our shareholders.
In accordance with the preference expressed by the Company’s shareholders in a separate advisory vote at the 2024 annual meeting of shareholders, the Board has determined to hold say-on-pay advisory votes on an annual basis until the next required advisory vote on the frequency of say-on-pay voting, which is currently expected to occur at the 2030 annual meeting of shareholders.
Elements of Our Executive Compensation Program
The key elements of our executive compensation program for the year ended January 3, 2026 were:
•	base salary;
•	an annual short-term cash incentive award;
•	long-term incentive compensation in the form of time-based and performance-based restricted stock units; and
•	other benefits, as described below.
Base Salary
Annual base salaries provide our named executive officers with a predictable level of cash compensation and stability with respect to a portion of their total compensation. We believe that our named executive officers’ base salaries should reflect factors such as the executive’s performance, experience, and breadth of overall responsibilities. The base salaries of our named executive officers are intended to be generally competitive within our peer group. The Compensation Committee reviews named executive officer base salaries annually and may make adjustments—or in the case of the Chief Executive Officer, recommend adjustments to the Board—based on the Compensation Committee’s consideration of various factors, such as peer group and other market data, Company and individual performance, the scope of executive responsibilities, and internal pay equity considerations. As shown in the table below, based on the Compensation Committee’s annual assessment, no changes were made to the 2025 base salaries of any of our named executive officers.

Named Executive Officer	FY2024 Ending Salary	FY2025 Ending Salary	Percentage Change
Ramey Jackson	$895,000	$895,000	0%
Anselm Wong	$551,000	$551,000	0%
Morgan Hodges	$435,200	$435,200	0%
Vic Nettie	$404,700	$404,700	0%
Elliot Kahler	$455,000	$455,000	0%

Annual Incentives
For our 2025 fiscal year, the compensation program for our named executive officers included an annual performance-based short-term cash incentive opportunity under the Janus Bonus Program (the “Janus Bonus Program”). We believe that an annual cash incentive bonus program is an important way to incentivize our executives to focus on the achievement of the Company’s financial performance. Generally, the amount of any bonus earned under the Janus Bonus Program is based on the level of achievement of the applicable performance goals established by the Compensation Committee for the relevant performance period, but the Compensation Committee retains discretion to adjust the amount of any bonus otherwise earned under the Janus Bonus Program, including adjustments to reflect the Compensation Committee’s assessment of individual employee, business unit, or Company-wide performance. Bonuses earned under the Janus Bonus Program generally are paid by March 15 of the calendar year following the end of the applicable performance period, and except as otherwise specified in a separate written plan or agreement applicable to the employee, each participating employee must remain continuously and actively employed by the Company through the applicable bonus payment date in order to receive a bonus under the Janus Bonus Program.
For the 2025 fiscal year, annual cash bonus opportunities under the Janus Bonus Program for all of our named executive officers were tied to the achievement of specified financial performance goals based on Adjusted EBITDA, revenue, and free cash flow. For our Chief Executive Officer, 90% of the 2025 bonus opportunity was allocated to those three financial performance goals, and the remaining 10% was allocated to the achievement of individual strategic objectives related to management succession planning. For our other named executive officers, 100% of the 2025 bonus opportunity was allocated solely to the three financial performance goals (Adjusted EBITDA, revenue, and free cash flow). All performance goals were established in the first half of fiscal 2025. Payment opportunities under the 2025 Janus Bonus Program ranged from 50% of target, for performance at the threshold level, to 200% of target, for performance at or above the maximum level, with the Compensation Committee retaining discretion to adjust final payouts to appropriately reflect Company and individual executive performance.
For 2025, the Company’s actual performance with respect to the free cash flow performance goal was above the maximum level, while the Company’s performance results with respect to the Adjusted EBITDA and revenue performance goals were between the threshold and target levels. The Compensation Committee also determined that our Chief Executive Officer had achieved his individual strategic objectives for the 2025 fiscal year related to management succession planning. Accordingly, based solely on the level of achievement of the specified performance goals, the 2025 annual bonus payout to our Chief Executive Officer would have been 105.0% of target, and the payout to each of the other named executive officers would have been 105.5% of target. However, after considering the importance to shareholder value creation of incentivizing our executives to drive strong performance on Adjusted EBITDA and revenue, and the fact that actual 2025 performance on those metrics was below target, the Compensation Committee determined that it would be in the best interest of the Company and its shareholders to reduce the 2025 annual bonus payouts to each of our named executive officers. Accordingly, in order to reinforce our pay-for-performance culture and promote the alignment of our executive compensation program with the interests and priorities of our shareholders, the Compensation Committee exercised its discretion to reduce the 2025 annual bonus amount payable to each of our named executive officers to 90% of target.

The tables below show, for the Chief Executive Officer and for the other named executive officers, the applicable 2025 performance goals, the Company’s actual performance achievement for each of the performance goals, the resulting payout percentage for the named executive officers, prior to adjustment by the Compensation Committee, and the final 2025 annual bonus payout percentage for the named executive officers as approved by the Compensation Committee after the discretionary reduction in payouts approved by the Compensation Committee.

Chief Executive Officer
Performance Metric (millions, except for percentages)	Weighting	Threshold (75% of Target)	Target	Maximum (110% of Target)	Actual Performance	Performance as a % of Target	Weighted Payout % (Before Discretionary Adjustment)
Adjusted EBITDA (millions, except for percentages)	45%	$152.7	$203.6	$224.0	$168.2	82.6%	29.7%
Revenue (millions, except for percentages)	22.5%	$695.7	$927.6	$1,020.4	$884.2	95.3%	20.3%
Free Cash Flow (millions, except for percentages)	22.5%	$75.0	$100.0	$110.0	$114.0	114.0%	45.0%
Individual Strategic Objectives	10%	—	—	—	Achieved	100%	10%
Preliminary Payout Percentage, prior to Discretionary Adjustment:							105.0%
Final Approved Payout (% of Target, After Discretionary Reduction):							90%

Other Named Executive Officers
Performance Metric (millions, except for percentages)	Weighting	Threshold (75% of Target)	Target	Maximum (110% of Target)	Actual Performance	Performance as a % of Target	Weighted Payout % (Before Discretionary Adjustment)
Adjusted EBITDA (millions, except for percentages)	50%	$152.7	$203.6	$224.0	$168.2	82.6%	33.0%
Revenue (millions, except for percentages)	25%	$695.7	$927.6	$1,020.4	$884.2	95.3%	22.5%
Free Cash Flow (millions, except for percentages)	25%	$75.0	$100.0	$110.0	$114.0	114.0%	50.0%
Preliminary Payout Percentage, prior to Discretionary Adjustment:							105.5%
Final Approved Payout (% of Target, After Discretionary Reduction):							90%

Based on the performance results described and the Compensation Committee’s discretionary reduction in payouts to 90% of target, for the fiscal year ended on January 3, 2026, Messrs. Jackson, Wong, Hodges, Nettie, and Kahler received cash bonuses under the Janus Bonus Program of $805,500, $371,925, $293,760, $273,173, and $245,700, respectively.
Long Term Equity Incentive Awards
The Company maintains the 2021 Omnibus Incentive Plan (the “Omnibus Plan”) to provide for the grant of stock options, stock appreciation rights, shares of restricted stock, restricted stock units, performance awards, cash-based awards and other equity-based awards to eligible directors, officers, and employees in order to attract, retain, and reward such individuals and strengthen the mutuality of interest between such individuals and the Company’s shareholders.
Equity Awards Granted to Named Executive Officers
The Company has used a variety of long-term equity incentive awards in our executive compensation program, including restricted stock units (“RSUs”), performance stock units (“PSUs”), and stock options (“Options”). During the Company’s 2025 fiscal year, the Compensation Committee granted RSUs and PSUs to our named executive officers, in order to appropriately retain and incentivize key executives who are important to the success of our business, and to promote alignment with the interests of our shareholders. The grant amounts were determined by the Compensation Committee after considering peer group data and Mercer’s recommendations.

2025 Long-Term Incentive Awards.
The Compensation Committee believes that it is important for a significant portion of the long-term incentive opportunity of our named executive officers to be tied to the achievement of performance goals. Accordingly, for the long-term incentive awards granted to our named executive officers in 2025, the Compensation Committee allocated the long-term incentive opportunity for each of the named executive officers as follows: 50% to PSUs and 50% to RSUs.
PSU awards granted to our named executive officers in 2025 will vest using straight-line interpolation based on a percentage of 80-115% of the Company’s Cumulative Adjusted EBITDA (as defined in the award agreement), subject in each case to continued employment through the applicable vesting date. The number of PSUs that become earned for PSU awards granted during fiscal year 2025 can range between 0% and 200% of the original target number of PSUs awarded, and the performance period is the three-year period consisting of fiscal years 2025, 2026 and 2027. PSUs will be settled as soon as administratively practicable following the end of the performance period, but in no event later than 60 days following the Certification Date (as defined in the award agreement), by the Company delivering a number of shares of common stock equal to the number of Earned PSUs (as defined in the award agreement).
RSU awards granted to our named executive officers in fiscal 2025 will vest in three equal annual installments on each of the first three anniversaries of the grant date, subject in each case to the executive’s continued employment through the applicable vesting dates.
Settlement of 2023-2025 PSUs.
In fiscal 2023, the Compensation Committee granted PSUs to certain of our named executive officers. The number of PSUs ultimately earned (if any) could range between 0% and 200% of the target number of PSUs, based on the Company’s cumulative Adjusted EBITDA (as a percentage of budgeted Adjusted EBITDA) for the three fiscal year performance period consisting of fiscal years 2023 through 2025, subject to the grantee’s continued employment through the date that performance achievement is certified. The number of PSUs (if any) earned is determined using straight-line interpolation for achievement of cumulative Adjusted EBITDA between 90% and 110% of the budgeted Adjusted EBITDA target. In the first quarter of 2026, the Compensation Committee certified the Company’s performance relative to the performance goals established for the 2023-2025 PSUs.
As shown in the table below, because the Company’s cumulative Adjusted EBITDA for the fiscal 2023-2025 performance period was below the threshold level, none of the 2023-2025 PSUs granted in 2023 were earned. Accordingly, none of our named executive officers received any payout with respect to the 2023-2025 PSUs, a result that demonstrates our pay-for-performance culture.

Performance Metric	Threshold (90% of Budgeted Adjusted EBITDA)	Target (100% of Budgeted Adjusted EBITDA)	Maximum (110% of Budgeted Adjusted EBITDA)	Actual Cumulative Adjusted EBITDA ($)	Actual Cumulative Adjusted EBITDA (% of Target)	Payout Percentage (% of Target # of PSUs Earned)
Cumulative Adjusted EBITDA (millions, except percentages)(1)	$804.6	$894.0	$983.4	$663.8	74.3%	0%

(1)
The Adjusted EBITDA metric was defined as net income excluding interest expense, income taxes, depreciation expense, amortization, and other non-operational, non-recurring items, subject to certain adjustments approved by the Compensation Committee to reflect the impact of unusual or infrequently occurring items in accordance with the terms of the Omnibus Plan. Amounts presented in millions.

Employment Agreements with Named Executive Officers
In connection with his commencement of employment as Executive Vice President and Chief Financial Officer effective July 1, 2022, we entered into an offer letter establishing certain terms of Mr. Wong’s employment. Pursuant to his offer letter, Mr. Wong became entitled to the following compensation: (i) an annualized base salary of $500,000 per year; (ii) eligibility to participate in a short term incentive program with an annual bonus target value of 75% of his annualized base salary; and (iii) eligibility to participate in the Omnibus Plan, including an initial one-time inducement equity award. Pursuant to his offer letter, Mr. Wong is also subject to the terms and conditions of the Company’s standard form restrictive covenant agreement.
We entered into offer letters with Mr. Kahler on September 17, 2018, in connection with his initial employment by the Company, and on September 15, 2022, in connection with his promotion to the position of General Counsel, which offer letters set forth certain basic terms of his compensation arrangements with the Company. Pursuant to the September 15, 2022 offer letter, Mr. Kahler became entitled to the following as compensation for his service as General Counsel: (i) an annual base salary of $250,000, (ii) eligibility to participate in the Janus Bonus Program with a target bonus opportunity of 40% of base salary, (iii) eligibility to participate in the long-term incentive program, and (iv) an automobile allowance of $600 per month.
We have not entered into any written offer letters or employment agreements with any of our other named executive officers.
Executive Severance and Change in Control Plan
On August 31, 2023, the Board adopted the Janus International Group, Inc. Executive Severance and Change in Control Plan (the “Severance Plan”), effective as of September 1, 2023. The Severance Plan provides for severance pay and benefits to eligible executives, including the Company’s named executive officers, in the event of a termination of employment under certain qualifying circumstances. The Severance Plan is administered by the Compensation Committee. We believe that the Severance Plan is an important program, consistent with programs maintained by peer companies, to attract and retain key executives and to promote their commitment to the Company notwithstanding the possibility of a termination of employment. For more information regarding the severance pay and benefits provided under the Severance Plan, see below under “Potential Payments upon Termination or Change in Control - Severance Plan.”
Retirement Benefits
We do not have a U.S. defined benefit pension plan or nonqualified deferred compensation plan. We currently maintain a tax-qualified defined contribution retirement plan intended to provide benefits under Section 401(k) of the Code, pursuant to which employees, including the named executive officers, may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan, subject to applicable annual limits under the Internal Revenue Code. Pre-tax contributions are allocated to each participant’s individual account. We have the option to make discretionary employer matching and/or non-elective contributions to all participants. Employee elective deferrals are 100% vested at all times.
Employee Benefits and Perquisites
Health/Welfare Plans. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:
•	medical, dental, and vision benefits;
•	medical and dependent care flexible spending accounts or health savings account;
•	short-term and long-term disability insurance; and
•	life insurance.
No Tax Gross-Ups. We did not make any gross-up payments in our 2025 fiscal year to cover our named executive officer’s personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our Company. The Company does not intend to make any tax gross-up payments now or in the future.
Clawback Policy
The Board adopted a Clawback Policy on August 31, 2023, which provides for the recoupment of certain executive compensation in the event that the Company is required to prepare an accounting restatement of its financial statements due to material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. In the event of such a restatement, the Clawback Policy provides that the Compensation Committee will cause the Company to promptly recover any erroneously awarded incentive-based compensation received by any covered executive officer during the three completed fiscal years immediately preceding the date on which the Company is required to prepare such an accounting restatement. Covered executive officers include both current and former executive officers, as determined by the Compensation Committee. Incentive-based compensation includes any compensation that is granted, earned, or vested based wholly or in part on the attainment of a financial reporting measure. Financial reporting measures are those that are determined and presented in accordance with the accounting policies used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures, regardless of whether such measures are presented within the Company’s financial statements or included in a filing with the SEC. The amount required to be recovered in the event of an accounting restatement will equal the amount of incentive-based compensation received by the covered executive officer that exceeds the amount of such compensation that otherwise would have been received had it been determined based on the restated amounts, computed without regard to any taxes paid. The Clawback Policy is intended to comply with the requirements of SEC Rule 10D-1 under the Securities Exchange Act and Section 303A.14 of the NYSE Listed Company Manual, and the Clawback Policy is effective with respect to covered incentive-based compensation received on or after October 2, 2023.
Stock Ownership Guidelines
In August 2023, the Compensation Committee and the Board approved stock ownership guidelines for the executive officers and directors, which provide target levels of stock ownership that executive officers and directors must attain. The target ownership level for our Chief Executive Officer is five times his annual base salary; for our named executive officers other than the Chief Executive Officer, the target level is three times their respective base salary; for our other executive officers, the target level is two times their respective base salary; and for our non-employee directors, the target level is three times the annual retainer for service on the Board. Covered persons are expected to achieve their applicable guideline ownership level within five years after becoming subject to the guidelines, and covered persons who have not achieved the applicable guideline ownership level generally will be required to retain at least 50% of the net shares received pursuant to any equity incentive awards granted by the Company.
For purposes of our stock ownership guidelines, the following equity interests generally will be counted towards satisfaction of the applicable guideline ownership level: (i) shares owned directly by the covered person or immediate family members; (ii) shares held in trust for the benefit of the covered person or family members (including any shares held in the Company’s 401(k) plan); (iii) shares underlying unvested, time based restricted stock or RSUs; and (iv) vested deferred stock units or vested PSUs that may only be settled in shares of common stock. Shares subject to unexercised stock options (whether vested or unvested) and unvested PSUs or other performance-based equity awards do not count as qualifying shares for purposes of the stock ownership guidelines.
Policies and Practices Related to the Grant of Certain Equity Awards
The Board has adopted a Policy and Procedures for the Granting of Equity-Based Awards (the “Equity Grant Policy”) to be followed in connection with all grants of equity-based awards (including, but not limited to, stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and performance units) to officers, employees, and consultants under the Company’s equity plans. Pursuant to the Equity Grant Policy, it is the intent of the Company that no equity-based awards shall be backdated, nor shall the timing of the public release of material information or of an equity-based award be manipulated with the intent of benefiting an award recipient. The Equity Grant Policy generally provides for equity-based awards to be granted during open trading windows, consistent with the Company’s Insider Trading Policy, to minimize the risk of grant decisions being made while any employee or member of the Board is in possession of material, non-public information.
While the Company may grant equity-based awards at any time, the Equity Grant Policy provides that equity-based awards generally will be granted on a regularly scheduled basis. For example, annual grants of equity-based awards to the Chief Executive Officer, existing officers, employees, and consultants generally will be approved once per year at a meeting of the Board or Compensation Committee, as applicable, held in or around March each year following the Company’s filing of its annual report on Form 10-K, while discretionary grants of equity-based awards to existing officers, employees, and consultants generally will be approved in or around August each year during an open trading window under the Company’s Insider Trading Policy. Pursuant to the Equity Grant Policy, grants of equity-based awards to new hires or for promotions, retention, or for purposes other than annual or other broad-based Company-wide grants generally will be approved either at the annual March meeting of the Compensation Committee, at the same time (in or around August) that discretionary grants generally are approved, or at such other time as determined by the Board or the Compensation Committee (or the Chief Executive Officer, with respect to grants approved under delegation of authority to employees who are not executive officers).

The Company did not grant any stock options to any of our named executive officers during the 2025 fiscal year.
Risk Analysis of Our Compensation Plans
Company management assesses and discusses with the Compensation Committee our compensation policies and practices for our employees as they relate to risk management. Based on this assessment, we do not believe that any risks arise from such policies and practices that are reasonably likely to have a material adverse effect on the Company.
GAAP to Non-GAAP Reconciliations
Non-GAAP Financial Measures
Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.
Adjusted EBITDA
Janus presents Adjusted EBITDA, which is a non-GAAP financial performance measure, which excludes from reported GAAP results, the impact of items consisting of restructuring, acquisition related activities, impairment and loss on extinguishment and modification of debt, and other non-recurring charges. Such expenses, charges, and gains are not indicative of Janus’s normal, ongoing operations, and their inclusion in results makes for more difficult comparisons between years and with peer group companies.
Adjusted EBITDA is used by Janus to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, these measures provide useful information to investors and others in understanding and evaluating Janus’s operating results in the same manner as its management and board of directors. In addition, they provide useful measures for period-to-period comparisons of Janus’s business, as they remove the effect of certain non-cash items and certain variable charges. Adjusted EBITDA is defined as net income excluding interest expense, income taxes, depreciation expense, amortization, acquisition related expense, and other non-recurring items.
Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income, which is the nearest GAAP equivalent of Adjusted EBITDA. These limitations include that the non-GAAP financial measures:
•	exclude depreciation and amortization, and although these are non-cash expenses, the assets being depreciated may be replaced in the future;
•	do not reflect interest expense, or the cash requirements necessary to service interest on debt, which reduces cash available;
•	do not reflect the provision for or benefit from income tax that may result in payments that reduce cash available;
•	exclude non-recurring items which are outside of normal operations (e.g., the extinguishment of debt); and
•
may not be comparable to similar non-GAAP financial measures used by other companies, because the expenses and other acquisition related and other non-recurring items that Janus excludes in the calculation of these non-GAAP financial measures may differ from the expenses and acquisition related and other non-recurring items, if any, that other companies may exclude from these non-GAAP financial measures when they report their operating results.

Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with GAAP.

The following table presents a reconciliation of net income to Adjusted EBITDA for the periods indicated:

	Year Ended	Year Ended
(dollar amounts in millions)	January 3, 2026	December 28, 2024
Net Income	$53.8	$70.4
Interest, net	36.8	49.6
Income taxes	22.6	29.9
Depreciation	12.9	12.0
Amortization	33.2	32.0
EBITDA*	$159.3	$193.9
Restructuring charges (income)(1)	3.5	(2.9)
Acquisition expense(2)	4.2	3.5
Impairment(3)	0.7	12.0
Loss on extinguishment and modification of debt(4)	—	1.7
Other	0.5	0.3
Adjusted EBITDA*	$168.2	$208.5
(1)
Restructuring charges consist of the following: 1) facility relocations, 2) severance and hiring costs associated with our strategic transformation, including leadership team changes, and 3) strategic business assessment and transformation projects.

(2)	Expenses related to various professional fees, acquisition related compensation, and various acquisition related activities.
(3)
Impairment consists of the write down of the ACT Tradename intangible asset and certain customer relationship intangible assets during the year ended January 3, 2026 and the write down of the DBCI Tradename intangible asset during the year ended December 28, 2024, respectively.

(4)	Adjustment for loss on extinguishment and modification of debt regarding the write off of unamortized fees and third-party fees as a result of the debt modification completed in April 2024.
Adjusted Net Income
The following table presents a reconciliation of net income to adjusted net income for the periods indicated:

	Year Ended
(dollar amounts in millions)	January 3, 2026	December 28, 2024
Net Income	$53.8	$70.4
Net Income Adjustments(1)	8.9	14.6
Amortization	33.2	32.0
Tax Effect on Net Income Adjustments(2)	(12.5)	(13.9)
Prior Year Adjustments(3)	—	1.5
Non-GAAP Adjusted Net Income*	$83.4	$104.6

(1)
Net Income Adjustments for the year ended January 3, 2026 include $4.2 of acquisition expenses, $3.5 of restructuring charges, $0.7 of impairment charges and $0.5 of other. Refer to the Adjusted EBITDA table above for further details.

(2)	The effective tax rates of 29.6% and 29.8% were used for the periods ended January 3, 2026 and December 28, 2024, respectively.
(3)	Prior year adjustments for the twelve months ended December 28, 2024 include a tax correction of $3.4 partially offset by a reduction in service cost of revenues of $1.9, net of tax.
Free Cash Flow Conversion
The following table presents a reconciliation of cash flows provided by operating activities to free cash flow, including free cash flow conversion as a percentage of non-GAAP adjusted net income, for the periods indicated:

	Year Ended
(dollar amounts in millions)	January 3, 2026	December 28, 2024
Cash flow from Operating Activities	$139.5	$154.0
Less: Purchases of property, plant and equipment	(25.5)	(20.1)
Free Cash Flow*	$114.0	$133.9
Non-GAAP Adjusted Net Income*	$83.4	$104.6
Free Cash Flow Conversion of Non-GAAP Adjusted Net Income*	137%	128%

*
Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended January 3, 2026.
Compensation Committee of the Board of Directors:
Roger Fradin, Chair

Joseph F. Hanna

Xavier Gutierrez

Summary Compensation Table
The following table summarizes the compensation awarded to, earned by or paid to our named executive officers for the 2025, 2024 and 2023 fiscal years.

Name and Principal Position	Year	Salary ($)[1]	Bonus ($)[2]	Stock Awards ($)[3]	Non-Equity Incentive Plan Compensation ($)[4]	All Other Compensation ($)[5]	Total ($)
Ramey Jackson Chief Executive Officer	2025	895,000	500	2,490,985	805,500	7,000	4,198,985
	2024	877,788	448,000	5,113,734	—	6,899	6,446,421
	2023	866,538	500	2,208,980	1,706,400	13,321	4,795,739
Anselm Wong Executive Vice President and Chief Financial Officer	2025	551,000	—	713,895	371,925	9,092	1,645,912
	2024	535,500	205,031	6,570,945	—	8,688	7,320,164
	2023	500,000	—	649,986	720,000	8,510	1,878,496
Morgan Hodges Executive Vice President	2025	443,569	500	288,885	293,760	6,500	1,033,214
	2024	426,831	163,700	832,219	—	14,321	1,437,071
	2023	417,619	500	199,986	590,568	10,710	1,219,383
Vic Nettie Executive Vice President, Corporate Operations	2025	404,700	500	332,994	273,173	10,560	1,021,926
	2024	396,917	152,263	882,938	—	11,059	1,443,177
	2023	371,048	500	199,986	535,968	13,426	1,120,928
Elliot Kahler General Counsel & Corporate Secretary	2025	455,000	500	522,990	245,700	8,975	1,233,165
	2024	426,717	125,697	877,571	—	8,633	1,438,618

(1)	The amounts in this column reflect the base salary earned by each named executive officer.
(2)	The amounts in this column reflect certain one-time cash bonus awards of $500 each and, for 2024, discretionary annual incentives approved by the Compensation Committee.
(3)
The amounts reflected in this “Stock Awards” column represent the aggregate grant date fair value of the PSUs and RSUs granted to our named executive officers, as applicable, each as calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 12 to our audited consolidated financial statements included in our annual report on Form 10-K for the applicable fiscal year. Pursuant to SEC rules, the amounts shown in the Summary Compensation Table for the PSUs subject to financial performance conditions are based on the probable outcome as of the date of grant and exclude the impact of estimated forfeitures.

The following table sets forth the grant date values of the PSU awards granted to our named executive officers on March 10, 2025, assuming achievement of the threshold, target, and maximum level of performance, for each named executive officer.

	Value as of Grant Date, Assuming Threshold Level of Performance ($)	Value as of Grant Date, Assuming Target Level of Performance ($)	Value as of Grant Date, Assuming Highest Level of Performance ($)
Ramey Jackson	622,746	1,245,492	2,490,985
Anselm Wong	178,474	356,948	713,895
Morgan Hodges	72,221	144,443	288,885
Vic Nettie	83,248	166,497	332,994
Elliot Kahler	130,748	261,495	522,990

(4)
For 2025 and 2023, the amounts in this Non-Equity Incentive Plan Compensation column reflect annual bonuses earned by our named executive officers pursuant to the Janus Bonus Program or its predecessor, the Management Incentive Plan. Because Adjusted EBITDA performance for 2024 was below the threshold for payout, no bonus payments were earned based on the preestablished performance goals under the Janus Bonus Program for 2024; accordingly, no amounts are reported in this column for 2024. Instead, the discretionary annual bonuses approved by the Compensation Committee for fiscal 2024 are reported in the Bonus column of this table.

The following table shows the annual incentives received by the named executive officers for each of the years shown in the Summary Compensation Table pursuant to the Janus Bonus Program (including the discretionary annual incentives for 2024) or under its predecessor, the Management Incentive Plan:

Name and Principal Position	Year	Annual Incentive ($)
Ramey Jackson Chief Executive Officer	2025	805,500
	2024	447,500
	2023	1,706,400
Anselm Wong Executive Vice President and Chief Financial Officer	2025	371,925
	2024	205,031
	2023	720,000
Morgan Hodges Executive Vice President	2025	293,760
	2024	163,200
	2023	590,568
Vic Nettie Executive Vice President of Corporate Operations	2025	273,173
	2024	151,763
	2023	535,968
Elliot Kahler General Counsel & Corporate Secretary	2025	245,700
	2024	125,197

(5)
The amounts reported in the All Other Compensation column for fiscal 2025 reflect: (i) 401(k) employer matching contributions of $7,000, $8,842, $6,500, $10,560, and $8,850 for each of Messrs. Jackson, Wong, Hodges, Nettie and Kahler, respectively. Mr. Wong and Mr. Kahler also received an HSA Employer Match in the amount of $250 and $125, respectively.

2025 Fiscal Year Grants of Plan-Based Awards
The following table sets forth information relating to the grant of plan-based incentive awards to our named executive officers in fiscal 2025.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Ramey Jackson	ICP		447,500	895,000	1,790,000
	RSU	3/10/2025							150,786	1,245,492
	PSU25-27	3/10/2025				75,393	150,786	301,572		1,245,492
Anselm Wong	ICP		206,625	413,250	826,500
	RSU	3/10/2025							43,214	356,948
	PSU25-27	3/10/2025				21,607	43,214	86,428		356,948
Morgan Hodges	ICP		163,200	326,400	652,800
	RSU	3/10/2025							17,487	144,443
	PSU25-27	3/10/2025				8,744	17,487	34,974		144,443
Vic Nettie	ICP		151,763	303,525	607,050
	RSU	3/10/2025							20,157	166,497
	PSU25-27	3/10/2025				10,079	20,157	40,314		166,497
Elliot Kahler	ICP		136,500	273,000	546,000
	RSU	3/10/2025							31,658	261,495
	PSU25-27	3/10/2025				15,829	31,658	63,316		261,495

(1)
The amounts represent the threshold, target, and maximum estimated payout opportunities for awards granted under our cash bonus plan for 2025. The actual value of the bonuses paid to our named executive officers for the 2025 fiscal year can be found above in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)
The exercise price of any stock options is equal to the fair market value of our common stock, which is the closing price per share of our common stock as reported by the New York Stock Exchange on the grant date. No stock options were granted to any of our named executive officers during the 2025 fiscal year.

(3)
These amounts represent the aggregate grant date fair value RSUs, PSUs and Options, as applicable, granted to our named executive officers, computed in accordance with ASC 718. See Note 12 to our audited consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended January 3, 2026 for details as to the assumptions used to calculate the fair value of stock and option awards.

Outstanding Equity Awards At 2025 Fiscal Year End
The following table sets forth certain information with respect to outstanding equity awards of our named executive officers as of January 3, 2026.

Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Stock Awards: Number of shares or units of stock that have not vested (#)	Stock Awards: Market value of shares or units of stock that have not vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Ramey Jackson Chief Executive Officer	182,865	60,957(2)	9.46	4/29/2032	255,678(3)	1,700,259	612,983(4)	4,076,337
Anselm Wong Executive Vice President and Chief Financial Officer	185,769	61,926(2)	9.03	7/1/2032	296,708(3)	1,973,108	196,394(4)	1,306,020
Morgan Hodges Executive Vice President	16,554	5,521(2)	9.46	4/29/2032	28,115(3)	186,965	101,297(4)	673,625
Vic Nettie Executive VP, Corporate Operations	16,554	5,521(2)	9.46	4/29/2032	31,925(3)	212,301	105,677(4)	702,752
Elliot Kahler General Counsel & Corporate Secretary	—	—	—	—	51,564(3)	342,901	89,121(4)	592,655

(1)	The market value is based on the closing market price of our shares of common stock on January 3, 2026 of $6.65.
(2)
These Options were granted on April 29, 2022, and vest in four equal installments on each of the first four anniversaries of April 1, 2022, in each case subject to continued employment through the applicable vesting date. Options for Mr. Wong were granted on July 1, 2022, in conjunction with his employment agreement.

(3)
The values reflected related to the unvested RSUs that were granted on April 29, 2022, February 1, 2023, March 21, 2023, March 19, 2024, and March 10, 2025, respectively, and that are subject to continued employment through the applicable vesting date. The 2022 RSU grant will vest in four equal annual installments on the first four anniversaries of the grant date. The other grants listed herein will vest in three equal annual installments on each of the first three anniversaries of the grant date.

(4)
The values reflected relate to the PSUs that were granted during the 2023, 2024, and 2025 fiscal years for the three-year performance periods ending on the last day of our 2025, 2026, and 2027 fiscal years, respectively, and that are subject to continued employment through the applicable vesting date.

2025 Option Exercises and Stock Vested Table
The following table provides information on stock options exercised, including the number of shares of our common stock acquired upon exercise and the value realized upon vesting of stock awards, determined as described below, for our named executive officers in the year ended January 3, 2026.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Ramey Jackson	—	$—	303,395	$2,431,009
Anselm Wong	—	$—	203,859	$1,673,092

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Morgan Hodges	—	$—	28,032	$224,813
Vic Nettie	—	$—	28,602	$229,584
Elliot Kahler	—	$—	12,850	$107,462

(1)
The value realized on exercise is based on the difference between the market price of our common stock upon exercise and the applicable exercise price of those options. None of the named executive officers exercised any stock options during the 2025 fiscal year.

(2)	The value realized on vesting is calculated by multiplying the number of vested shares by the closing price of our common stock on the New York Stock Exchange on the applicable vesting date.
Potential Payments upon Termination or Change in Control
As described below, we have agreed to provide severance and change of control payments and benefits to our named executive officers under specified circumstances upon a termination of employment or upon a change in control.
Severance Plan
Under the Severance Plan, we are obligated to provide certain severance pay and benefits to participating employees, including our named executive officers, upon a termination of employment by the Company without Cause or due to the participant’s resignation for Good Reason (each as defined in the Severance Plan) (each, an “Eligible Termination”).
Upon a participant’s Eligible Termination that occurs outside of the two-year period following a Change in Control (as defined in the Omnibus Plan) (such period, the “Change in Control Protection Period”), the participant will be eligible to receive, subject to the participant’s execution and non-revocation of a release of claims and continued compliance with restrictive covenants, the following:
•
A cash severance payment equal to the product of (i) 1.0 (or 2.0 for the Chief Executive Officer), multiplied by (ii) the sum of the participant’s (x) base salary plus (y) Annual Bonus (as defined in the Severance Plan), payable in substantially equal installments over the 12-month period following the date of termination (or the 24-month period for the Chief Executive Officer);

•
Provided that the participant is eligible for Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), continuation coverage and timely elects such coverage, for a period of 12 months following the date of termination (or 18 months for the Chief Executive Officer), the participant will continue to be covered by the same or substantially equivalent coverage applicable to the participant immediately prior to the date of termination and the Company will, at its option, pay or reimburse the participant for the full amount the participant is required to pay for the participant and his or her dependents to effect and continue such coverage; and

•
Outplacement services, at the Company’s expense, through a firm selected by the Company until the two-year anniversary of the date of termination (provided that the cost of such services will not exceed 10% of the participant’s base salary) (the “Outplacement Services”).

Upon a participant’s Eligible Termination that occurs during the Change in Control Protection Period, the participant will be eligible to receive, subject to the participant’s execution and non-revocation of a release of claims and continued compliance with restrictive covenants, the following:
•
A cash severance payment equal to the product of (i) 2.0 (or 3.0 for the Chief Executive Officer), multiplied by (ii) the sum of the participant’s (x) base salary plus (y) Annual Bonus, payable in substantially equal installments over the 12-month period following the date of termination (or the 24-month period for the Chief Executive Officer);

•
Provided that the participant is eligible for COBRA continuation coverage and timely elects such coverage, for a period of 18 months following the date of termination (or 24 months for the Chief Executive Officer), the participant will continue to be covered by the same or substantially equivalent coverage applicable to the participant immediately prior to the date of termination and the Company will, at its option, pay or reimburse the participant for the full amount the participant is required to pay for the participant and his or her dependents to effect and continue such coverage; and
•	The Outplacement Services.
Upon a participant’s termination of employment for any reason (pursuant to an Eligible Termination or otherwise), all outstanding equity awards held by the participant will be treated in accordance with the applicable award agreements and the Omnibus Plan. Further, the Severance Plan provides for a two-year post-employment non-compete and non-solicit, as well as other customary restrictive covenants.
Treatment of Equity Awards
Treatment of RSUs
Except as set forth below, in the event of a termination of employment for any reason, RSUs held by the named executive officer that have not yet been settled generally will be cancelled and forfeited as of the termination date for no consideration.
In the event of a Change in Control (as defined in the Omnibus Plan) prior to a vesting date and the RSUs are not Assumed (as defined in the applicable award agreement), any unvested RSUs will automatically vest upon the Change in Control.
In the event of a Change in Control prior to a vesting date and the RSUs are Assumed, but within one year following the Change in Control the respective named executive officer is terminated due to an involuntary termination without Cause (as defined under the Omnibus Plan) and not due to the respective named executive officer’s death or disability (or, for RSUs granted starting in 2025, if the named executive officer resigns for good reason as defined under the applicable RSU award agreement), then any unvested RSUs outstanding immediately prior to such termination will automatically vest.
Treatment of PSUs
Except as set forth below, in the event of a termination of employment for any reason, PSUs held by the named executive officer that have not yet been settled will generally be cancelled and forfeited as of the termination date for no consideration.
In the event of a Change in Control (as defined in the Omnibus Plan) prior to the end of the performance period and the PSUs are not Assumed , any unvested PSUs will automatically vest upon a Change in Control in an amount equal to the greater of the Target PSUs (as defined in the award agreement) and the portion of the Target PSUs that would have vested based on actual achievement of the applicable performance goals if the performance period ended as of the Change of Control.
In the event of a Change in Control prior to the end of the performance period and the PSUs are Assumed, but within one year following the Change in Control the respective named executive officer is terminated due to an involuntary termination without Cause (as defined under the Omnibus Plan) and not due to the respective named executive officer’s death or disability (or, for PSUs granted starting in 2025, if the named executive officer resigns for good reason as defined under the applicable PSU award agreement), then any unvested PSUs outstanding immediately prior to such termination will automatically vest in an amount equal to the greater of the Target PSUs and the portion of the Target PSUs that would otherwise be vested based on actual achievement of applicable performance goals if the performance period ended as of the Change in Control.
Treatment of Options
In the event of a Change in Control, any unvested Options held by our named executive officers that have not been Assumed will automatically vest and the Compensation Committee may in its sole discretion extend the duration of the exercisability of the Option through any date prior to the Final Expiration Date (as defined in the applicable award agreement).
In the event of a termination of a named executive officer without Cause within one year following a Change in Control, any unvested Options held by the respective named executive officer will vest upon the termination date.

Options held by a named executive officer will expire on the first of the following to occur: (i) a termination of the respective named executive officer for Cause, (ii) a termination of the respective named executive officer without Cause within one year following a Change in Control or (iii) by reason of the respective named executive officer’s death or disability.
In the event of a Change in Control, in the event of a termination within one year, the Options held by the respective named executive officer will expire within 90 days. In the event of a termination due to death or Disability, any Options held by the respective named executive officer will expire within one year.
Estimated Payments to Named Executive Officers
The following table sets forth estimates of the payments and benefits each named executive officer would have been entitled to receive from us upon a termination of employment under the circumstances described in the table effective January 3, 2026. In accordance with SEC rules, the potential payments were determined under the terms of our contracts, agreements, plans and arrangements as in effect on January 3, 2026, and for equity awards, based on the closing price of Janus common stock on that date. The table below does not include any previously vested equity awards or accrued benefits. Because the payments to be made to a named executive officer depend on several factors, the actual amounts to be paid out upon a triggering event can only be determined at the time of the triggering event.

Name	Compensation Component	Termination Without Cause or For Good Reason Outside Change in Control Protection Period ($)	Termination Without Cause or For Good Reason During Change in Control Protection Period ($)
Ramey Jackson	Cash compensation	3,043,000	4,564,500
	Acceleration of unvested Options, RSUs and PSUs	0	3,668,578
	Benefits and Outplacement	72,975	72,975

Anselm Wong	Cash compensation	839,478	1,678,956
	Acceleration of unvested Options, RSUs and PSUs	0	2,622,575
	Benefits and Outplacement	55,739	71,069

Morgan Hodges	Cash Compensation	663,680	1,327,360
	Acceleration of unvested Options, RSUs and PSUs	0	544,650
	Benefits and Perquisites	57,010	72,975

Vic Nettie	Cash compensation	617,168	1,234,336
	Acceleration of unvested Options, RSUs and PSUs	0	587,742
	Benefits and Outplacement	57,010	72,975

Elliot Kahler	Cash compensation	640,449	1,280,897
	Acceleration of unvested Options, RSUs and PSUs	0	674,123
	Benefits and Outplacement	35,377	40,525

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information regarding executive pay and performance. The table below shows compensation both as reported in the Summary Compensation Table (“Summary Compensation Table Total”) for the applicable fiscal year and as “compensation actually paid” (or “CAP”) for our principal executive officer (“PEO”) and as an average of all of our other named executive officers (“Non-PEO NEOs”) for the applicable fiscal year. Both Summary Compensation Table Total pay and CAP are calculated in accordance with the requirements of Regulation S-K and may differ substantially from the manner in which the Compensation Committee and the Board make decisions regarding executive pay. For discussion of the Compensation Committee’s decisions regarding the pay of our named executive officers, see the Compensation Discussion and Analysis above.
The table below also shows (i) the Company’s cumulative total shareholder return (or “TSR”), (ii) the TSR of the S&P 600 Small Cap Industrials Index, which we have used as our peer group for purposes of disclosure in the table below, (iii) the Company’s net income for the applicable fiscal year, and (iv) the Company’s performance with respect to a “company-selected measure” (or “CSM”) which in our assessment represents the single most important financial performance metric used to link compensation actually paid to our named executive officers for the most recently completed fiscal year to the Company’s performance. We selected Adjusted EBITDA as the CSM required for disclosure in the table below.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)	Value of Initial Fixed $100 Investment Based on:		Net Income(3) ($)	Adjusted EBITDA(4) ($)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(2)
2025	$4,198,985	$2,849,362	$1,233,554	$857,314	$47.88	$167.84	$53,800	$168,200
2024	$6,446,421	$449,271	$2,909,757	$1,332,503	$52.99	$106.28	$70,400	$208,500
2023	$4,795,739	$6,562,753	$1,317,973	$1,671,735	$93.95	$97.27	$135,700	$285,600
2022	$3,619,625	$4,961,332	$1,035,549	$1,246,304	$68.54	$83.81	$107,700	$227,000
2021	$962,347	$962,347	$614,361	$614,361	$90.14	$99.89	$43,800	$148,000

(1)
Amounts represent compensation “actually paid” to our PEO and the average compensation actually paid to our Non-PEO NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2025	Ramey Jackson	Anselm Wong, Morgan Hodges, Vic Nettie, Elliot Kahler
2024	Ramey Jackson	Anselm Wong, Morgan Hodges, Vic Nettie, Elliot Kahler
2023	Ramey Jackson	Anselm Wong, Morgan Hodges, Vic Nettie, Peter Frayser
2022	Ramey Jackson	Morgan Hodges, Vic Nettie, Scott Sannes
2021	Ramey Jackson	Morgan Hodges, Scott Sannes

Compensation actually paid represents the “Total” compensation reported in the Summary Compensation Table (averaged, for the Non-PEO NEOs) for the applicable fiscal year, as adjusted as follows:

	2021		2022		2023		2024		2025
Adjustments	PEO	Average Non- PEO NEOs	PEO	Average Non- PEO NEOs	PEO	Average Non- PEO NEOs	PEO	Average Non- PEO NEOs	PEO	Average Non- PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$0	$0	-$ 2,209,007	- $346,994	- $2,208,980	- $312,486	- $5,113,734	- $2,290,918	- $2,490,985	- $464,691
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	$0	$0	$3,550,714	$557,749	$2,732,435	$386,534	$2,627,669	$1,217,577	$1,972,281	$367,927
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	$0	$0	$0	$0	$1,231,704	$268,814	-$3,668,536	-$519,392	-$1,027,295	-$320,950
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	$0	$0	$0	$0	$11,855	$10,900	$157,451	$15,479	$196,376	$41,473
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

	2021		2022		2023		2024		2025
Adjustments	PEO	Average Non- PEO NEOs	PEO	Average Non- PEO NEOs	PEO	Average Non- PEO NEOs	PEO	Average Non- PEO NEOs	PEO	Average Non- PEO NEOs
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
TOTAL ADJUSTMENTS	$0	$0	$1,341,707	$210,755	$1,767,014	$353,762	- $5,997,150	- $1,577,254	- $1,349,622	- $376,241

(2)	For the relevant fiscal year, represents the cumulative TSR (the “Peer Group TSR”) of the S&P 600 Small Cap Industrials Index.
(3)	Dollar amounts under column (h) are shown in thousands.
(4)
Adjusted EBITDA is a non-GAAP measure. It excludes from reported GAAP results, the impact of certain items consisting of acquisition events and other non-recurring charges. Such expenses, charges, and gains are not indicative of Janus’s normal, ongoing operations, and their inclusion in results makes for more difficult comparisons between years and with peer group companies. Dollar amounts under column (i) are shown in thousands.

Narrative Disclosure to Pay Versus Performance Table
Relationship Between Financial Performance Measures
The line graph below compares (i) the compensation actually paid to our PEO and the average of the compensation actually paid to the Non-PEO NEOs, with (ii) our cumulative TSR, (iii) our Peer Group TSR, (iv) our Net Income, and (v) our Adjusted EBITDA, in each case, for our 2025, 2024, 2023, 2022 and 2021 fiscal years.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.
As required under SEC rules, “compensation actually paid” reflects adjusted values to unvested and vested equity awards based on year-end stock prices, various accounting valuation assumptions, and projected performance achievement levels for performance stock units, but does not reflect actual amounts paid out for those awards. Actual compensation paid, as defined under SEC rules, can fluctuate due to stock price changes and varying levels of projected and actual achievement of performance goals for performance stock units.

The chart below shows the relationship between (i) compensation actually paid to our PEO and average compensation actually paid to our Non-PEO NEOs, and (ii) our net income. Net Income amounts reported in the graph are on a consolidated basis in accordance with GAAP.

The following chart compares (i) compensation actually paid to our PEO and average compensation actually paid to our Non-PEO NEOs, and (ii) our Company-Selected Measure, Adjusted EBITDA. Adjusted EBITDA amounts reported in the graph are on a consolidated basis.

Pay Versus Performance Tabular List
We believe the following performance measures represent the three most important financial performance measures used by the Company to link compensation actually paid to our named executive officers for our 2025 fiscal year:
•	Adjusted EBITDA
•	Free cash flow
•	Revenue
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following information with respect to our last completed fiscal year. The pay ratio information provided below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For our 2025 fiscal year:
•	The median of the annual total compensation of all of our employees, excluding our Chief Executive Officer, was $48,327;
•	The annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table, was $4,198,985; and
•	The ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees was 87 to 1.
As permitted under Item 402(u) of Regulation S-K, for fiscal 2025, we used the same median employee who was identified as our median employee for fiscal 2023, because we determined that there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure. Accordingly, the median employee was identified using the following methodology, assumptions, adjustments, and estimates, as permitted by Item 402(u) of Regulation S-K:
•
We used December 8, 2023 as the date as of which to identify our median employee, and, from our tax and payroll records, we compiled a list of all full-time, part-time and temporary employees who were employed on that date, both within and outside the U.S.

•	We did not exclude any employees located outside the United States.

•
We used total cash compensation (base salary, overtime and annual incentives) as a consistently applied compensation measure to identify our median employee from the remaining employees on the list, and we annualized base salaries for employees who worked for less than the full fiscal year. For employees working outside of the U.S., we converted compensation amounts to U.S. dollars using the applicable 2023 exchange rate.

We calculated the annual total compensation of the median employee using the same methodology that we used to determine the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table.
We note that the pay ratio disclosure rules of Item 402(u) of Regulation S-K provide reporting companies with a great deal of flexibility in determining the methodology used to identify the median employee, in calculating the median employee’s annual total compensation and in estimating the ratio of the annual total compensation of the Chief Executive Officer to the median of the annual total compensation of all other employees. As such, our methodology may differ materially from the methodology used by other companies to prepare their pay ratio disclosures, which, along with differences in employee populations, geographic locations, business strategies and compensation practices, may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including those within our industry.

Director Compensation
The following table summarizes the compensation awarded or paid to the members of the Board for the fiscal year ended January 3, 2026.
Compensation for Fiscal Year 2025

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)(13)	All Other Compensation	Total
Xavier Gutierrez	$100,000	$110,000 (4)	$—	$210,000
Heather Harding	$100,000	$118,206 (5)	$—	$218,206
David Doll	$100,000	$125,000 (6)	$—	$225,000
Thomas Szlosek	$50,000	$170,000 (7)	$5,417(8)	$225,417
Eileen M. Youds	$40,000	$182,822 (9)	$—	$222,822
Roger Fradin	$—	$305,000 (10)	$—	$305,000
Tony Byerly	$—	$210,000 (11)	$—	$210,000
Joseph F. Hanna	$—	$210,000 (12)	$—	$210,000

(1)
Paul Vasington and Jeannine Lane were appointed to the Board on March 5, 2026. Mr. Vasington and Ms. Lane are not included in this table because they were not members of the Board during the fiscal year ended January 3, 2026.

(2)	The amounts in this column represent the fees attributable to Board service for the fiscal year ending on January 3, 2026.
(3)
The amounts in this column represent the grant date fair value of the RSUs as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 12 to our audited consolidated financial statements included in the Company’s most recently filed Annual Report on Form 10-K.

(4)	Mr. Gutierrez received a grant of 12,956 RSUs on June 9, 2025 which vest on the first anniversary of the grant date, upon which the RSUs will be settled by delivery of shares of common stock.
(5)
Ms. Harding received a grant of 12,956 RSUs on June 9, 2025 (with a grant date fair value of $110,000) and a grant of 797 RSUs on August 20, 2025 (with a grant date fair value of $8,026) in connection with her appointment as Chair of the Audit Committee. The RSUs vest on June 9, 2026, upon which the RSUs will be settled by delivery of shares of common stock.

(6)
Mr. Doll received a grant of 14,723 RSUs on June 9, 2025 which were scheduled to vest on the first anniversary of the grant date. In connection with Mr. Doll’s resignation from the Board of Directors and as Chair of the Nominating and Corporate Governance Committee on January 7, 2026, the Compensation Committee approved the accelerated vesting of those RSUs, which were settled by delivery of shares of common stock.

(7)
Mr. Szlosek received a grant of 20,203 RSUs on June, 9, 2025. Mr. Szlosek resigned from the Board of Directors and as Chair of the Audit Committee effective August 19, 2025. In connection therewith, his RSUs were immediately cancelled and forfeited.

(8)
$5,417 in cash fees for the remainder of the third quarter after August 19, 2025, which the Board approved for payment to Mr. Szlosek in connection with his resignation from the Board of Directors and as Chair of the Audit Committee effective August 19, 2025.

(9)
Ms. Youds received a pro-rated grant of 341 RSUs on March 10, 2025 (with a grant date fair value of $2,822) in connection with her appointment as a member of the Audit Committee, which vested on June 7, 2025 and were settled by delivery of shares of common stock, and she received a grant of 21,201 RSUs on June 9, 2025 (with a grant date fair value of $180,000) which vest on the first anniversary of the grant date, upon which the RSUs will be settled by delivery of shares of common stock.

(10)	Mr. Fradin received a grant of 35,924 RSUs on June 9, 2025 which vest on the first anniversary of the grant date, upon which the RSUs will be settled by delivery of shares of common stock.
(11)	Mr. Byerly received a grant of 24,734 RSUs on June 9, 2025 which vest on the first anniversary of the grant date, upon which the RSUs will be settled by delivery of shares of common stock.
(12)	Mr. Hanna received a grant of 24,734 RSUs on June 9, 2025 which vest on the first anniversary of the grant date, upon which the RSUs will be settled by delivery of shares of common stock.
(13)
The number of unvested RSU awards outstanding as of the last day of our 2025 fiscal year for each of our non-employee directors is as follows: Mr. Gutierrez - 12,956 RSUs, Ms. Harding – 13,753 RSUs, Mr. Doll - 14,723 RSUs, Mr. Szlosek – 0 RSUs, Ms. Youds - 21,201 RSUs, Mr. Fradin - 35,924 RSUs, Mr. Byerly - 24,734 RSUs, and Mr. Hanna - 24,734 RSUs.

Narrative Disclosure to the Director Compensation Table
The Compensation Committee recommended, and the Board authorized and approved, payments to each non-employee director of the Company in the following amounts, commencing effective as of June 6, 2025: (i) for serving as a director, $200,000 per year, payable, at the director’s option, in the equivalent amount in RSUs, or a combination of cash and RSUs, provided that, at least $100,000 of such director compensation shall consist of RSUs; (ii) for serving as chairperson of the Board, an additional $80,000 per year, payable in the equivalent amount in RSUs; (iii) for serving as vice chairperson of the Board (should that position be established), an additional $20,000 per year, payable in the equivalent amount in RSUs; (iv) for serving as the chairperson of the Nominating and Corporate Governance committee, an additional $15,000 per year, payable in the equivalent amount in RSUs;

(v) for serving as the chairperson of the Compensation Committee, an additional $15,000 per year, payable in the equivalent amount in RSUs; (vi) for serving as the chairperson of the Audit Committee, an additional $20,000 per year, payable in the equivalent amount in RSUs; (vii) for serving as a member of a committee (excluding the chairpersons), an additional $10,000 per year, payable in the equivalent amount in RSUs; and (viii) reimbursement for reasonable out-of-pocket expenses incurred in connection with attending each Board meeting and each committee meeting. On March 5, 2026, the Board established the Innovation and Technology Committee. Each member of the Innovation and Technology Committee (excluding the chairperson) will be compensated with an additional $10,000 per year, payable in the equivalent amount in RSUs and that the chairperson will be compensated with an additional $15,000 per year, payable in the equivalent amount in RSUs.
The RSUs will vest according to the schedule described in the footnotes to the table above. Except as otherwise determined by the Board or the Compensation Committee, all unvested RSUs will immediately and automatically be cancelled and forfeited for no consideration upon the director’s termination of service for any reason, except upon death or disability or upon a Change in Control of the Company, so long as the director continuously provides service to the Company or any affiliate from the grant date through the consummation of the Change in Control. Mr. Szlosek resigned from the Board of Directors and as Chair of the Audit Committee effective August 19, 2025. In connection with his resignation, all of Mr. Szlosek’s outstanding RSUs were immediately cancelled and forfeited, and he received $5,417 in cash fees for the remainder of the third quarter after August 19, 2025, which the Board approved for payment to Mr. Szlosek in connection with his resignation. Other than as set forth in the table and described above, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to, any of the other non-employee members of our Board in 2025. Mr. Jackson, our Chief Executive Officer, receives no compensation for service as a director and, consequently, is not included in this table. The compensation received by Mr. Jackson as an employee of the Company is presented in “- Summary Compensation Table.”

OTHER MATTERS
We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.
INCORPORATION BY REFERENCE
Neither the Audit Committee Report nor the Compensation Committee Report shall be deemed soliciting material or filed with the SEC and neither shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference.
In addition, this document includes website addresses, which are intended to provide inactive, textual references only. The information on these websites is not part of this document.
AVAILABILITY OF SEC FILINGS, CODE OF ETHICS, AND COMMITTEE CHARTERS
Copies of our reports on Forms 10-K, 10-Q, 8-K, and all amendments to those reports filed with the SEC, and our Code of Ethics, Corporate Governance Guidelines and the charters of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Innovation and Technology Committee, and any reports of beneficial ownership of our common stock filed by executive officers, directors, and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained through our website, https://ir.janusintl.com, or may be requested in print, at no cost, by contacting us via email at IR@janusintl.com or by mail at Janus International Group, Inc., 135 Janus International Blvd., Temple, GA 30179, Attention: Investor Relations.
WHERE TO FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly, and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. Our website address is https://ir.janusintl.com. Please note that our website address is provided as an inactive textual reference only. The information contained on, or that can be accessed through, our website is not a part of this Proxy Statement. We make available free of charge, through our website, our annual report on Form 10-K, as amended, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this Proxy Statement.

COST OF PROXY SOLICITATION
The Company is paying the expenses of this solicitation, and we have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for the Annual Meeting at a fee of approximately $22,500 plus associated costs and expenses. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies in person or by telephone, facsimile, email or other similar means.
By Order of the Board of Directors,

Elliot Kahler
General Counsel and Corporate Secretary

SCAN TO
VIEW MATERIALS & VOTE

JANUS INTERNATIONAL GROUP, INC.
135 JANUS INTERNATIONAL BOULEVARD
TEMPLE, GA 30179

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 14, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/JBI2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 14, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V92800-P48665 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JANUS INTERNATIONAL GROUP, INC.

The Board of Directors recommends you vote FOR ALL the following:

	For All	Withhold All	For All Except
1. Election of the following three nominees to serve on the Board as Class II directors until the 2028 Annual Meeting.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Paul Vasington
02) Jeannine Lane
03) Eileen M. Youds

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V92801-P48665

JANUS INTERNATIONAL GROUP, INC.
Annual Meeting of Shareholders
June 15, 2026 at 2:00 PM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Ramey Jackson and Elliot Kahler, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of JANUS INTERNATIONAL GROUP, INC. that the shareholder(s) held of record as of April 22, 2026 and is/are entitled to vote at the Annual Meeting of Shareholders to be held at 2:00 PM, EDT on June 15, 2026, virtually at www.virtualshareholdermeeting.com/JBI2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side